UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2026
The 2026 Annual Meeting of Shareholders (the "Annual Meeting") of Pixelworks, Inc. will be held telephonically on May 20, 2026 at 12:00 p.m. Pacific Daylight Time. You will be able to attend and participate in the Annual Meeting by dialing 888-788-0099. The conference ID number for the Annual Meeting is 87600591283. The telephonic meeting has been designed to provide the same rights that you would otherwise have at an in-person meeting, as further described below. The Annual Meeting is being held to conduct the following items of business:
1.To elect five directors to serve until the Annual Meeting or until their successors are duly elected or qualified;
2.To approve an amendment and restatement of the Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance by 300,000 shares;
3.To approve, on an advisory basis, the executive compensation of Pixelworks' named executive officers;
4.To ratify the appointment of Grant Thornton LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year; and
5.To transact any other business that properly comes before the meeting or any postponement or adjournment of the meeting.
The foregoing items of business are more fully described in the Proxy Statement which accompanies this Notice of Annual Meeting of Shareholders. None of the proposals requires the approval of any other proposal to become effective.
The board of directors of Pixelworks, Inc. has fixed the close of business on March 16, 2026 as the record date for the Annual Meeting. Only shareholders of record of our common stock at the close of business on March 16, 2026 are entitled to receive notice of, attend and vote at the meeting or any postponement or adjournment thereof. Beginning two business days after this Notice is given, a complete list of shareholders entitled to vote at the Annual Meeting will be available at the Secretary's office at 16760 SW Upper Boones Ferry Rd, Suite 101, Portland, Oregon 97224.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED BELOW IN THE PROXY STATEMENT BEGINNING ON PAGE 1 AND ON THE ENCLOSED PROXY CARD.
    We appreciate your continued support of Pixelworks, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)
Portland, Oregon
April 17, 2026
This Proxy Statement and accompanying proxy card are first being distributed on or about April 17, 2026.
This Proxy Statement, along with the proxy card and our Annual Report on Form 10-K, are available on our website at www.pixelworks.com.

PIXELWORKS, INC.
16760 SW Upper Boones Ferry Rd, Suite 101
Portland, Oregon 97224
PROXY STATEMENT
2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2026

THE MEETING
Purpose, Date, Time and Place
This proxy statement (the “Proxy Statement”) is being provided in connection with the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Pixelworks, Inc. (“Pixelworks” or the “Company”), an Oregon corporation, or any postponement or adjournment of that meeting. The related proxy is solicited on behalf of the Board of Directors (the “Board”) of the Company. These proxy materials were first sent to shareholders on or about April 17, 2026.
The Annual Meeting will be held telephonically on May 20, 2026, at 12:00 p.m. Pacific Daylight Time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. You will be able to attend and participate in the Annual Meeting by dialing 888-788-0099. The conference ID number for the Annual Meeting is 87600591283.
Record Date and Reverse Stock Split
The Board has fixed the close of business on March 16, 2026 as the record date for the Annual Meeting. Shareholders of Pixelworks common stock at the close of business on March 16, 2026, will be entitled to receive notice of, attend and vote at the Annual Meeting. On the record date, there were approximately 97 registered shareholders of record and a substantially greater number of beneficial owners because a significant portion of our outstanding common stock is held in broker “street name.” On the record date there were 6,361,258 shares of common stock outstanding and each share of common stock is entitled to one vote on each matter.
All share amounts and share values included in this Proxy Statement have been adjusted for the one-for-twelve reverse stock split of the Company’s common stock (the "Reverse Stock Split") effected on June 6, 2025.
Appointment of Proxy Holders
Our Board asks you to appoint Todd A. DeBonis and Haley F. Aman as your proxy holders to vote your shares at the Annual Meeting. You may make this appointment by voting the enclosed proxy card using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our Third Amended and Restated Bylaws (the "Bylaws"), may be properly presented for action at the Annual Meeting.

Voting
Shares Registered in Your Name
You may vote shares registered in your name in person at the Annual Meeting, or by proxy by using the enclosed proxy card, over the telephone or on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend and vote during the Annual Meeting if you have already voted by proxy.
1.To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
2.To vote during the Annual Meeting, please notify us by sending written notice of your intent to attend telephonically by no later than 11:59 p.m., Eastern Daylight Time, on May 19, 2026. Notice should be sent to our Secretary, care of Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd, Suite 101 Portland, Oregon 97224 or by email to legal@pixelworks.com. On the day of the Annual Meeting, dial 888-788-0099 at the appointed time, and use conference ID number 87600591283. Any votes cast telephonically during the Annual Meeting will be reviewed by our inspector of elections.
3.To vote over the telephone prior to the Annual Meeting, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 19, 2026 to be counted.
4.To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 19, 2026 to be counted.

If shares are registered in your name and you execute a proxy but either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without providing specific voting instructions, the shares will be voted:

1.“FOR” the election of all of the five nominees for Director listed in this Proxy Statement;
2.“FOR” the approval of an amendment and restatement of the Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance by 300,000 shares;
3.“FOR” the approval of, on an advisory basis, the executive compensation of Pixelworks' named executive officers; and
4.“FOR” the ratification of Grant Thornton LLP as Pixelworks’ independent registered public accounting firm for the year ending December 31, 2026.
Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote during the Annual Meeting, you must obtain and submit a valid proxy from your broker, bank or other agent (a "legal proxy"). Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy.
If your shares are held in street name and you do not provide specific voting instructions to your broker, under the rules of the New York Stock Exchange (the "NYSE") governing voting by brokers, the broker holding those shares may generally vote in its discretion on behalf of the beneficial owner on routine matters, but is not permitted to vote on non-routine matters, the latter of which results in “broker non-votes.” We understand that, under the NYSE rules, proposals one, two and three involve non-routine matters, and without your instructions, your broker cannot vote your shares. Accordingly, broker non-votes are expected. No broker non-votes are expected on proposal four, as it involves a matter we believe to be routine. See “ — Effect of Abstentions and Broker Non-Votes” below.

Revocability of Proxy
You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:
1.Timely submission of a duly executed proxy card with a later date or time than the previously submitted proxy;
2.If you are a record holder, a written notice that you are revoking your proxy sent to our Secretary, care of Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd, Suite 101 Portland, Oregon 97224; or
3.A later-dated vote by telephone or Internet or, for record holders or those holding a legal proxy, a ballot cast at the Annual Meeting (simply attending the Annual Meeting will not, by itself, revoke your proxy).

Quorum
A quorum is required for the shareholders to conduct business at the Annual Meeting. The presence, in person or by proxy, of a majority of the total number of outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions, "withhold" votes, broker non-votes and other validly signed proxies received but not marked, if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.
Votes Required to Adopt Proposals
Each outstanding share of our common stock on the record date is entitled to one vote on each of the five Director nominees and one vote on each other matter. Our Directors are elected by a plurality of the votes cast by the shares entitled to vote in the matter. Under the plurality vote, shareholders have the option to either vote “for” each director or to “withhold” their vote. There is no cumulative voting in the election of directors. The five nominees for Director receiving the highest number of shares voted "for" their election will be elected. Approval of other matters requires an affirmative vote of the majority of the votes cast. This means that the number of votes cast “for” the matter must exceed the number of votes cast “against” the matter.
Effect of Abstentions, "Withhold" Votes and Broker Non-Votes
For all of the four proposals, abstentions, “withhold” votes, and broker non-votes will not be considered votes cast and will have no effect on the results of voting. If you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other agent, unless otherwise agreed with the organization that holds your shares, it will be authorized to vote only on the ratification of Grant Thornton LLP as the Company's auditor for 2026.
Expenses and Solicitation
The Company will bear the cost of this solicitation. Our Directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, email, or otherwise. We are required to request that brokers and nominees who hold our common stock in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers and nominees for the expenses of doing so. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Electronic Delivery of Proxy Materials
Any shareholder may request to receive a full set of proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual meetings on the environment. A shareholder who chooses to receive future proxy materials by email will receive the full set of such materials by email prior to next year’s annual meeting. A shareholder’s election to receive proxy materials by email rather than in printed form will remain in effect until the shareholder terminates it. You may request to receive proxy materials by email by entering the control number provided on your proxy card at www.investordelivery.com or www.proxyvote.com.
Householding of Proxy Materials
We are “householding” our proxy materials pursuant to Securities and Exchange Commission (“SEC”) rules. This procedure allows the Company to reduce its printing costs, mailing costs and fees by delivering one copy of our Annual Report on Form 10-K and Proxy Statement to multiple shareholders who share the same mailing address, unless the Company receives contrary instructions from an affected shareholder.
We will promptly deliver upon written or oral request a separate copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to any shareholder at a shared address to which a single copy of any of these documents was delivered. To request a separate copy of any of these documents, shareholders may write or call the Company at our principal executive offices:
Pixelworks, Inc.
Attn: Secretary
16760 SW Upper Boones Ferry Rd, Suite 101
Portland, Oregon 97224
(503) 601-4545

Shareholders of record who would like to revoke householding consent and receive a separate copy of proxy materials, as well as shareholders sharing an address and receiving multiple copies of proxy materials who would like to give householding consent and request delivery of a single copy of these documents, should contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 579-1639 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Within 30 days of receipt of revocation of a shareholder’s consent, the shareholder will be removed from the householding program. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Sixth Amended and Restated Articles of Incorporation, as amended by the First, Second and Third Amendments thereto (the "Restated Articles"), and our Bylaws provide that the number of members of the Board shall not be less than three or more than twelve with the exact number to be fixed by resolution of the Board. Our Restated Articles and Bylaws provide that, if the authorized number of Directors is fixed at seven or less, the Directors shall hold office until the earliest of the next annual meeting of shareholders, a successor being elected and qualified, and such member's resignation, death or removal.
The authorized number of Directors is currently set at five members. The Corporate Governance and Nominating Committee recommended to the Board that each of Todd A. DeBonis, Dean W. Butler, Douglas J. Darrow, C. Scott Gibson and Daniel J. Heneghan be nominated for re-election to serve as Directors of the Company until the next annual meeting of shareholders.
The following table sets forth, as of March 16, 2026, information regarding each of the director nominees.

Name	Age	Current Committees
Todd A. DeBonis*	61	None
Dean W. Butler**	43	Audit (Chair), Compensation and Strategy
Douglas J. Darrow	62	Compensation and Strategy
C. Scott Gibson	73	Audit, Compensation (Chair), Corporate Governance and Nominating and Strategy (Chair)
Daniel J. Heneghan	70	Audit and Corporate Governance and Nominating (Chair)

*     Chairman of the Board
** Lead Non-Employee Director
    The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR each of the five nominees. If any nominee is unable or declines to serve as Director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

Director Nominees for Election
    In accordance with SEC regulations, the names of the nominees and certain biographical information about the nominees, including the Director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee to recommend that the nominee should serve on our Board, are set forth below. For additional information about how we identify and evaluate nominees for Director, see " — Qualifications of Directors."
    TODD A. DEBONIS has served as our Chief Executive Officer and as a Director since April 2016, and previously served as our Chief Operating Officer from February 2016 to April 2016, and as our Executive Vice President, Sales, Marketing & Business Development from January 2016 to February 2016. Prior to joining Pixelworks, Mr. DeBonis served as the Vice President of Global Sales & Strategic Development at TriQuint Semiconductor, Inc. ("TriQuint"), a semiconductor company, from April 2004 to December 2015, where his responsibilities included global sales, business development, strategic planning, customer support, contract negotiation and corporate marketing. Mr. DeBonis received a B.S. in Electrical Engineering with a focus in digital design and control systems from the University of Nevada.
    Mr. DeBonis’ leadership and in-depth knowledge of the operations of Pixelworks contribute to informed decision-making at the Board level. In addition, his prior experience as an executive at technology companies provides him with critical analysis and decision-making skills, deep relationships within our industry and knowledge of best practices across the key functions of an organization.

DEAN W. BUTLER has served as a Director of Pixelworks since May 2022. Mr. Butler is currently the Senior Vice President and Chief Financial Officer of Silicon Laboratories, Inc. (Nasdaq: SLAB), a fabless technology company, and has served in that role since May 15, 2024. From 2019 to February 2024, Mr. Butler served as the Chief Financial Officer at Synaptics Incorporated (Nasdaq: SYNA), a developer of human interface hardware and software solutions used in IoT, Mobile, and PC applications. From 2016 to 2019, Mr. Butler served as Vice President of Finance at Marvell Technology, Inc. (Nasdaq: MRVL), a semiconductor developer focused on infrastructure technologies for cloud data centers and 5G networks. Prior to joining Marvell Technology, Inc., he served as Division Controller of Broadcom Inc. (Nasdaq: AVGO), a semiconductor and software provider servicing consumer, infrastructure, and communications markets, from 2014 to 2016. Mr. Butler also served in various leadership roles in Corporate Finance at Maxim Integrated (now part of Analog Devices), an analog and mixed-signal integrated circuits developer and manufacturer, from 2007 to 2014. Mr. Butler holds a Bachelor of Business Administration degree in Finance from the University of Minnesota Duluth and is also a graduate of Stanford University’s Emerging CFO Program.
Mr. Butler’s expertise in the technology industry brings value to the Board and adds insight into industry trends and developments as well as expertise in the capital markets. Mr. Butler has extensive experience in directly managing publicly traded companies and his service as the chief financial officer and other leadership roles provides him with significant experience with financial and accounting practices.
DOUGLAS J. DARROW has served as a Director of Pixelworks since January 2026. For the past four years, Mr. Darrow has served as a strategic advisor to several companies in the entertainment industry, including The Company. Previously, Mr. Darrow served as Senior Vice President at Dolby Laboratories, a leader in entertainment formats and technology licensing, from 2011 to September 2021. In 2018, he was awarded the American Cinematheque’s Fourth Annual Sid Grauman Award for technical achievement in the entertainment industry. Darrow holds a B.S. in optical engineering from the University of Rochester and an M.B.A. from the University of Dallas.
Mr. Darrow’s experience with pioneering and commercializing new cinematic technologies and his business relationships in the entertainment industry will assist the Board in overseeing the Company’s strategy as we focus on building our TrueCut Motion TM platform.
C. SCOTT GIBSON has served as a Director of Pixelworks since May 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as President, and Co-CEO of Sequent Computer Systems, Inc. (“Sequent”), a computer systems company that was later acquired by IBM. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation (Nasdaq: INTC), a multinational semiconductor chip manufacturing company. Since March 1992, Mr. Gibson has served as a director for ten public companies in the high technology sector, including most recently as the chair of the board of directors of Wireless Telecom Group, Inc., a 5G, microwave, semiconductor, and Quantum computing test and measurement company from April 2021 to April 2023. Mr. Gibson also served on the board of Northwest Natural Holding Company (NYSE: NWN), a natural gas, renewable natural gas, and water distribution company, from 2002 until December 2021, including as a board chair. Mr. Gibson holds a Bachelor of Science degree in electrical engineering and Masters in Business degree from the University of Illinois. Mr. Gibson was awarded the NACD Board Fellow credential in January 2017.
Mr. Gibson's expertise and experience in the high-technology industry provide him with a deep understanding of our business. Mr. Gibson's significant experience as a director of ten public companies provides him with a current working knowledge of business and economic trends that affect our industry. Mr. Gibson's prior experience co-founding and leading Sequent, along with other senior management positions he has held, provide him with insight into a range of issues that face Pixelworks. Mr Gibson has chaired eight public company compensation committees, giving him extensive experience with compensation consultants and compensation committee functions, through which he has gained a thorough knowledge of executive compensation trends and practices. Additionally, Mr. Gibson’s extensive work on public and non-profit audit committees, and his qualification as an audit committee financial expert as defined by SEC rules, lends perspective and experience to our Audit Committee.
    DANIEL J. HENEGHAN has served as a Director of Pixelworks since April 2006. Mr. Heneghan has been retired from serving as an advisor to the semiconductor industry since 2023. From 1999 to 2005, he served as Vice President and Chief Financial Officer of Intersil Corporation, a leader in the design and manufacture of high performance analog solutions. From 1980 to 1999, Mr. Heneghan worked in various management positions in finance, information technology, purchasing and operations for Harris Corporation, an international communications and information technology company serving government and commercial markets, including the position of Vice President and Controller of Harris Semiconductor Corporation, which he held from 1996 until leaving the company. Mr. Heneghan is a graduate of Quincy University with a B.S. in Accounting. Mr. Heneghan also earned an M.B.A. from Western Illinois University.

    As an advisor to companies in the technology industry for more than 20 years, Mr. Heneghan brings his current working knowledge of practices and developments in similar companies and relationships with key industry participants to Board discussions. Additionally, Mr. Heneghan has experience directly managing companies that confronted issues similar to those faced by Pixelworks. His leadership experience extends to financial and information technology oversight of large companies, which makes him particularly well suited to work with the Company on risk management and oversight. Mr. Heneghan’s prior service on the audit committees of other publicly traded companies provides him with significant experience with financial and accounting developments.

Required Vote
Shareholders may vote "for" or "withhold" authority to vote for each of the Director nominees. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting where a quorum is present. This means the five Director nominees who receive the highest number of “for” votes properly cast will be elected as Directors, even if none receive a majority of the votes cast. Shareholders may not cumulate their votes. "Withhold" votes and broker non-votes are not considered votes cast, and will have no effect on the election of the nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF ALL OF ITS NOMINEES FOR DIRECTOR.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board Responsibilities
The Board is governed by our Corporate Governance Guidelines, which can be found on our website at www.pixelworks.com. The Board’s primary responsibilities include:
•Understanding the factors that determine the Company’s success and the risks and problems that affect it;
•Understanding, reviewing, approving and overseeing fundamental business strategies, financial strategies and major corporate actions;
•Nominating Directors, reviewing the structure and operation of the Board and overseeing effective corporate governance;
•Establishing a business environment that promotes timely and effective disclosure, financial accountability, high ethical standards and compliance with all applicable laws and regulations;
•Understanding the results of operations and financial condition of the Company;
•Monitoring the material risks facing the Company, including financial, strategic, operational, cybersecurity, and legal and compliance risks.
•Evaluating the performance of the Company’s senior executives and taking action where appropriate;
•Approving the compensation of the Company’s senior executives and overseeing succession planning for the executives; and
•Providing advice and assistance to the Company’s senior executives.

Board Structure
Our Board currently consists of five Directors. The current Board members include four independent Directors and our Chairman and Chief Executive Officer ("CEO"). If all five nominees for Director listed above are elected at the Annual Meeting, a majority of the Directors on the Board will be independent.
The Corporate Governance and Nominating Committee is responsible for regularly reviewing the structure of the Board, including its overall size.

Board Leadership Structure
Each of our Directors, including our CEO, is eligible for appointment as Chairman of the Board. Among the duties of the Chairman of the Board is the management of the Board, including prioritizing current matters in front of the Board and setting the agenda for meetings. Mr. Heneghan served as Chairman of the Board from May 2022 through January 2026. Mr. DeBonis has served as CEO and President of Pixelworks and has been a Director since April 2016. The CEO manages the Company and is accountable for corporate performance. In January 2026, as permitted by our Corporate Governance Guidelines, the Board appointed Mr. DeBonis to be Chairman of the Board. The Board also appointed Mr. Butler to serve as Lead Independent Director.

Director Independence
Our Corporate Governance Guidelines state that a majority of our Directors will be independent. The Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in applicable Nasdaq and SEC rules. Periodically and at least annually, the Board conducts a review of Director independence, which includes a review of all relevant transactions, if any, and relationships between each Director or any of his or her family members and the Company, any member of our senior management, or our independent registered public accounting firm. Based on this review and the review and recommendation by the Corporate Governance and Nominating Committee, the Board affirmatively determined that each of Dean W. Butler, Douglas J. Darrow, C. Scott Gibson and Daniel J. Heneghan are independent as defined by the applicable rules of the SEC and Nasdaq and have no current relationship with the Company, except as a Director and shareholder.
All Compensation Committee members are also “non-employee directors” within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "Exchange Act"), which allows certain option grants and similar transactions to be exempt from the short-swing profits prohibition of Section 16 of the Exchange Act. To facilitate these determinations, each Director completes an annual questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Corporate Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a Director or nominee.

As required under applicable Nasdaq listing standards, during 2025, our independent Directors regularly met in scheduled executive sessions at which only independent Directors were present.

Board Oversight of Risk
Management continually monitors the material risks facing the Company, including financial, strategic, operational, cybersecurity, and legal and compliance risks. An overall review of risk is inherent in the Board’s ongoing consideration of the Company’s long-term strategies, transactions and other matters presented to and discussed by the Board. Additionally, the Board formally reviews the Company’s risk management policies and practices at least annually, after receiving a report from the CEO and Chief Financial Officer (“CFO”). This annual review includes a discussion of the likelihood and potential magnitude of various risks, as well as any actions management has taken to limit, monitor or control those risks. The CEO and CFO also report to the Board, in a timely manner, events that arise that present material risks to the Company or that materially and adversely affect previously identified risks. Additionally, although the full Board has responsibility for overall risk oversight, the Audit Committee annually reviews the Company’s investment policy, corporate information technology policy, internal controls over financial reporting and disclosures, risks related to cybersecurity, and risks related to currency fluctuations, and the Compensation Committee seeks to avoid creating incentives that would encourage employees to take excessive or inappropriate risks when establishing and administering compensation programs. In performing these functions, these committees assess the appropriateness of the Company’s policies relevant to these risks and consider changes to such policies as appropriate.

Board and Committee Meetings
Our Board holds regularly scheduled quarterly meetings and also holds special meetings and acts by written consent from time to time, as appropriate. At each quarterly Board meeting, time is set aside for the independent Directors to meet without management present. Our Board met six times during 2025.
We have adopted a policy that requires a majority of Directors to attend annual meetings of shareholders either in person or via telephone conference. In 2025, all of our Directors then in office attended the 2025 Annual Meeting of Shareholders. Each current Director who served during 2025 attended at least 75% of the total meetings held by the Board and the committees on which such Director served during the Director’s tenure.

Committees of the Board
The Board has adopted written charters for its Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, all of which are available on our website at www.pixelworks.com. Additionally, the Board has a Strategy Committee.
The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent Directors as defined by the applicable rules of the SEC and Nasdaq and that all members of such committees satisfy the relevant SEC and Nasdaq requirements for members of such committees.
Audit Committee
The Audit Committee provides objective oversight of corporate accounting, financial reporting practices, cybersecurity matters and financial statement audits of the Company and has the responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm. In addition, the Audit Committee is directly responsible for the oversight of the work of such independent registered public accounting firm and determines its compensation. The Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s audited financial statements and the effectiveness of the accounting, financial and other disclosure controls used by the Company.
The current members of the Audit Committee are Directors Dean W. Butler, who chairs the committee, C. Scott Gibson, and Daniel J. Heneghan. After reviewing the qualifications of the members of the Audit Committee, the Board has determined that each member meets the financial experience requirements under the rules of the SEC and Nasdaq. In addition, the Board has determined that each member qualifies as an audit committee financial expert as defined by SEC rules.
The Audit Committee met five times in 2025.

Compensation Committee
The Compensation Committee assists the Board in fulfilling its responsibilities with respect to compensation of the Company’s Directors, executive officers and employees and oversight and administration of the Company’s incentive and stock-based compensation plans. The Compensation Committee determines compensation for the Company's executive officers. The Compensation Committee’s other responsibilities include evaluating candidates for executive positions, maintaining a CEO succession plan and reviewing the annual proxy statement.
The current members of the Compensation Committee are Directors C. Scott Gibson, who chairs the committee, Dean W. Butler and Douglas J. Darrow.
The Compensation Committee met six times in 2025.
Strategy Committee
The Strategy Committee was established in December 2022 to review and provide input to management on matters of corporate and business strategy, including the evaluation and negotiation of potential strategic or financing opportunities. The Strategy Committee may also hire investment bankers and other professionals to assist the Committee and the Board, as needed, in these efforts, and report and make recommendations to the Board, as appropriate.
The current members of the Strategy Committee are Directors Douglas J. Darrow, who chairs the committee, Dean W. Butler and C. Scott Gibson.
The Strategy Committee met six times in 2025.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board, recommends the slate of Directors to be nominated by the Board at the annual meeting of shareholders, and recommends candidates to fill vacancies on the Board. The Corporate Governance and Nominating Committee is also responsible for reviewing and recommending to the Board updates to the Board’s corporate governance guidelines and principles, developing policies and procedures relating to the process for identification and evaluation of Director candidates and minimum qualifications for Directors, overseeing an evaluation of the Board’s performance, and recommending Directors to be appointed to committees of the Board (other than to the Corporate Governance and Nominating Committee itself). Additionally, the Corporate Governance and Nominating Committee oversees the Company’s policies and programs concerning corporate social responsibility and environmental, social and governance (ESG) matters and reviews the Company’s accomplishments in these areas.
The Corporate Governance and Nominating Committee will consider recommendations for nominees for Director submitted by shareholders. The Corporate Governance and Nominating Committee considers candidates recommended by shareholders in the same manner in which the Corporate Governance and Nominating Committee evaluates candidates recommended by other sources, including the Board and individual Directors.
As set forth in our Bylaws, a shareholder who wishes to nominate one or more individuals for election as Directors should send a timely written notice to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days in advance of the anniversary of the date of the Company’s proxy statement provided in connection with the previous year’s annual meeting of shareholders. However, if no annual meeting was held in the previous year or the annual meeting is scheduled to occur on a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Shareholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws.
The current members of the Corporate Governance and Nominating Committee are Directors Daniel J. Heneghan, who chairs the committee, and C. Scott Gibson.
The Corporate Governance and Nominating Committee met twice in 2025.

Qualifications of Directors
The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of proposed Director nominees. At a minimum, candidates must possess experience with businesses or organizations of comparable or greater size than the Company. If a candidate is deemed to have the requisite experience and qualifications, reference checks are performed before the Corporate Governance and Nominating Committee recommends the candidate for nomination to the Board.
Factors considered in the selection of Director nominees may include the following:
•Independence from management;
•Relevant business experience;
•Judgment, skill, integrity and reputation;
•Diversity (including, but not limited to, diversity of gender, ethnicity, race, international background and life experience);
•Existing commitments to other businesses;
•Potential conflicts of interest with other pursuits;
•Legal considerations such as antitrust issues and involvement by the candidate in specific legal proceedings during the past ten years;
•Corporate governance background, including directorships held with public companies or investment companies registered under the Investment Company Act of 1940 at any time during the past five years;
•Financial and accounting background and cybersecurity experience, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and
•The size and composition of the existing Board.
The Company is committed to nondiscrimination on the basis of age, gender, ethnic background, religious affiliation or other personal characteristics unrelated to the Company’s purpose and mission. The Board does not have a policy with regard to the consideration of diversity in identifying Director nominees. However, the Board values diversity and considers qualifications and skills that are complementary to those of existing Board members to be highly desirable.

Director Compensation
    The Compensation Committee periodically reviews Director compensation levels and practices, including cash retainers and other fees, equity compensation, and other forms of compensation, and recommends changes from time to time to the Board. The Directors are subject to an annual compensation maximum of $500,000 per director, applicable to the combined value of the cash retainer fees and equity compensation (valued as of the date of the grant).
Fee Compensation
During 2025, members of our Board who were not officers or employees of the Company or any of its subsidiaries ("non-employee Directors") received cash compensation as follows:
•$10,000 per quarter for service on the Board, with the exception of the Chairman of the Board, who received $17,000 per quarter of service;
•$2,000 per quarter for service on the Audit Committee, with the exception of the Chairman of the Audit Committee, who received $4,750 per quarter of service;
•$1,250 per quarter for service on the Compensation Committee, with the exception of the Chairman of the Compensation Committee, who received $2,500 per quarter of service;
•$1,250 per quarter for service on the Strategy Committee, with the exception of the Chairman of the Strategy Committee, who received $2,500 per quarter of service; and
•$750 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairman of the Corporate Governance and Nominating Committee, who received $1,875 per quarter of service.
Beginning in 2026, non-employee Directors will receive $10,000 per quarter for service on the Board, with no additional cash compensation for service on Committees.
Equity Compensation
During 2025, non-employee Directors who continued to serve on the Board after the 2025 Annual Meeting of Shareholders received an award of restricted stock units ("RSUs") equal to the quotient of $95,000 divided by the 30-day average closing price of the Company's common stock for the 30 trading days immediately preceding the grant date. These awards are scheduled to vest on the first to occur of (1) the day before the next annual meeting of the Company’s shareholders that follows the grant date, and (2) the first anniversary of the grant date, and are payable in shares of the Company’s common stock.
Beginning in 2026, non-employee Directors who continue to serve on the Board after the Annual Meeting will receive an award of 8,000 RSUs, 25% of which will be scheduled to vest at the end of each three-month period following the grant date.
During 2025, the compensation policy approved by the Board also provided that any newly elected or appointed non-employee Directors would receive an award of RSUs equal to the quotient of $110,000 divided by the 30-day average closing price of the Company’s common stock for the 30 trading days immediately preceding the grant date, with 25% of the award vesting on the first anniversary of the grant date, and ratably on a monthly basis thereafter for the next three years.
In January 2026, in lieu of the prior policy described above for initial grants of RSUs to newly elected or appointed non-employee directors, Douglas Darrow was granted 4,000 RSUs, with 2,000 RSUs vesting on each of April 15, 2026, and July 15, 2026.
The awards discussed above were, or currently will be, granted under the Company’s Amended and Restated 2006 Stock Incentive Plan and, in the event of a change of control of the Company, unvested portions of then outstanding RSUs will become fully vested immediately prior to the change of control. Non-employee Directors may elect to defer the settlement of vested RSUs.

Director Stock Ownership Requirement
The Board’s Corporate Governance Guidelines include a requirement that, within five years of the date of joining the Board, each Director, including Mr. DeBonis and any other employee Directors, must own shares of the Company’s common stock with a value of at least $115,000, to be held during the Director's tenure on the Board.

Director Compensation Table — 2025
The following table reflects the compensation paid or accrued with respect to our non-employee Directors for 2025. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as Directors. Therefore, the compensation paid to Mr. DeBonis, our CEO, is presented under “Executive Compensation” below.

Name	Fees Earned and Paid in Cash	Stock Awards (1) (2)	Total
Amy L. Bunszel (3)	$18,000	$—	$18,000
Dean W. Butler	67,750	86,677	154,427
C. Scott Gibson	70,250	86,677	156,927
Daniel J. Heneghan	82,375	86,677	169,052
John Y. Liu (3)	50,000	86,677	136,677
David J. Tupman (3)	19,688	—	19,688

(1)This column represents the aggregate grant date fair value of stock awards granted to our non-employee Directors during 2025 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, "Compensation — Stock Compensation". For additional information on the valuation assumptions used for the grants, see Note 13 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(2)Each of our non-employee Directors who continued to serve on the Board after the 2025 Annual Meeting of Shareholders, including Mr. Butler, Mr. Gibson, Mr. Heneghan and Dr. Liu, received an RSU award covering 14,741 shares of our common stock on May 23, 2025, the date of our 2025 Annual Meeting of Shareholders. The grant date fair value of each RSU was $86,677.
(3)Ms. Bunszel and Mr. Tupman did not stand for reelection at the 2025 Annual Meeting of Shareholders. Mr. Liu resigned as a Director of the Company on January 14, 2026.

Communications with the Board
Shareholders or other interested parties can contact any Director or committee of the Board by writing to them at:
    Pixelworks Board of Directors
    16760 SW Upper Boones Ferry Rd. Ste. 101
    Portland, OR 97224
Board members may also be contacted via email at bod@pixelworks.com.
Communication received will be distributed to the full Board at the next regularly scheduled Board meeting, or sooner, if deemed necessary. Communication that is unduly hostile, threatening, illegal or similarly inappropriate will be discarded and appropriate legal action may be taken.

Codes of Business Conduct and Ethics
    The Company has a Code of Business Conduct and Ethics (the “Code of Business Conduct”) that applies to all Directors and employees, including the CEO, CFO and all other executive officers of the Company. The Company also has a Code of Ethics for Senior or Designated Financial Personnel (the “Code of Ethics for Senior or Designated Financial Personnel”) that applies to our senior financial officers, including our CEO, CFO and other designated financial personnel. The Code of Ethics for Senior or Designated Financial Personnel and the Code of Business Conduct are available on our website at www.pixelworks.com. The Company intends to disclose any changes in or waivers from its Code of Ethics for Senior or Designated Financial Personnel by posting such information on its website at www.pixelworks.com or by filing a Current Report on Form 8-K.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
Overview
The use of equity-based awards under the Company’s Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attract, retain and motivate our officers, key employees, consultants and Directors and to continue to align the interests of participants to those of the Company’s shareholders.
On April 14, 2026, based on a recommendation from our Compensation Committee, the Board approved an amendment and restatement of the 2006 Plan and directed that it be submitted for shareholder approval at the Annual Meeting. The proposed amendment and restatement of the 2006 Plan increases the number of shares authorized for issuance under the 2006 Plan by 300,000 shares to 2,940,278 shares. Additionally, the proposed amendment would extend the term of the 2006 Plan an additional year until April 13, 2036, the date that is ten (10) years following the effective date of the restatement. These changes will be effective as of the date the Board approved the amendment and restatement of the 2006 Plan, subject to shareholder approval of this proposal at the Annual Meeting.
On June 6, 2025, the Company effected a one-for-twelve reverse stock split of the Company’s common stock (the "Reverse Stock Split"). As a result of the Reverse Stock Split, every twelve shares of the Company's Common Stock issued or outstanding were automatically reclassified into one new share of common stock. Proportionate adjustments were also made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. The Reverse Stock Split did not decrease the number of authorized shares of common stock or otherwise affect the par value of the common stock. No fractional shares were issued in connection with the Reverse Stock Split. Shareholders who would have otherwise been entitled to receive fractional shares were entitled to have their fractional shares rounded up to the next whole number share quantity. All shares of the Company’s common stock, per-share data and related information included in this Proxy Statement have been retroactively adjusted to reflect the Reverse Stock Split.
    The Board determined that the increase to the available shares under the 2006 Plan is necessary to continue to make our customary annual and long-term incentive grants to our Directors, executive officers and employees similar to those provided in the prior year. If approved, the total number of shares available for new awards following the increase will represent approximately 5.84% of the Company's outstanding common stock, which the Board believes is a reasonable amount of potential dilution.
Promotion of Good Corporate Governance
    The existing 2006 Plan includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:
•No “Evergreen” Provision. The 2006 Plan does not provide for an automatic increase in the number of shares available under the 2006 plan.
•No Option Repricing. The 2006 Plan does not permit repricing of stock options or stock appreciation rights (“SARs”) without shareholder approval.
•No Single Trigger Change of Control Vesting. The change of control vesting provision in award agreements approved by the Board for executive officers provides for "double trigger" acceleration for stock options and RSUs. Upon a change of control, performance restricted stock units ("PRSUs") are eligible to vest at the target for the fiscal year affected subject to time-based vesting if the PRSUs are assumed, continued, or substituted, subject to continued service. For a description of the award acceleration provisions, see “— Potential Payments Upon Termination or Change of Control” below.
•No Liberal Share Recycling. The 2006 Plan does not permit share recycling if shares are withheld to pay the exercise price of an option or base price of a SAR or to satisfy any tax withholding requirement in connection with an award.
•Clawback Policy. Awards under the 2006 Plan are covered by our clawback policy to the extent they comprise incentive compensation as defined in the policy.
•Post vesting/exercise holding requirement. The CEO, CFO, and COO, if any, of the Company must hold acquired shares for 12 months after issuance.
•No Discounted Options. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, except as otherwise specifically provided for in the award agreement.
•No Tax Gross-ups. The 2006 Plan does not provide for any tax gross-ups.

Key Data

    As of March 16, 2026, there are 402,938 shares subject to RSUs outstanding, 35,416 shares subject to PRSUs outstanding and 27,750 shares subject to stock options outstanding under the 2006 Plan, which is the only equity plan under which we have awards outstanding. The stock options outstanding under the 2006 Plan have a weighted average exercise price of $23.93 and a weighted average remaining contractual life of 0.8 years. Our three-year average burn rate for the years 2023 through 2025, calculated as the total number of shares granted, shares underlying option grants and shares underlying RSUs divided by our total common shares outstanding is 8.3%.

    Based on the number of shares which have been issued under the 2006 Plan and those covered by awards outstanding, as of March 16, 2026, there are 71,312 shares that remain available for grant under the 2006 Plan prior to approval of the 300,000 share pool increase. This available share number reflects the reduction of the available share pool by 1.33 shares for each share issued on or after May 19, 2009, and before May 12, 2022, with respect to a full value award. Full value awards include restricted share awards, RSUs and PRSUs. The following table shows information regarding the distribution of awards under the 2006 Plan, as of March 16, 2026.

	Number of shares subject to stock options	Number of shares subject to RSUs	Number of shares subject to PRSUs	Total
Gross Number of Shares Covered by Past Awards	546,766	2,031,026	121,416	2,699,208
Adjustment for Full Value Awards (1.33:1 ratio for share pool)	—	403,851	10,472	414,323
Aggregate Past Grants (with Adjustment for Full Value Awards)	546,766	2,434,877	131,888	3,113,531
Cancellations	(215,311)	(282,954)	(46,300)	(544,565)
Outstanding Grants (with Adjustment for Full Value Awards)	331,455	2,151,923	85,588	2,568,966
Shares Currently Authorized for Issuance				2,640,278
Shares Currently Remaining Available for Grant				71,312

    For a description of the 2006 Plan, see “ — Summary Description of the 2006 Plan” below.

If our shareholders do not approve this proposal, the current share limits under, and other terms and conditions of, the 2006 Plan will continue in effect.

Summary Description of the 2006 Plan
In 2006, the Board adopted, and our shareholders approved, the 2006 Plan. The 2006 Plan has since been amended on certain occasions, most recently on May 23, 2025 when our shareholders approved an increase to the total number of authorized shares to 2,640,278. On April 14, 2026, the Board approved, subject to and effective upon shareholder approval, the amendment and restatement of the 2006 Plan to increase the number of shares authorized for issuance thereunder by 300,000 shares and extend the term until April 13, 2036. If the proposal to amend and restate the 2006 Plan is approved by our shareholders, the total number of authorized shares will increase to a total of 2,940,278 shares, and the term of the 2006 Plan will be extended for a term of ten (10) years following the effective date of the amendment and restatement.
The following summary of the material features of the 2006 Plan is qualified by reference to the terms of the 2006 Plan, the full text of which is attached to this Proxy Statement as Appendix A in substantially the form in which it will take effect if this Proposal 2 is approved by the shareholders. The 2006 Plan has also been filed electronically with the SEC and, together with this Proxy Statement, can be accessed on the SEC’s website at www.sec.gov. You may also obtain, free of charge, a copy of the 2006 Plan by writing to our Secretary, care of Pixelworks, Inc. at 16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224. If shareholder approval of this proposal is not obtained, no additional grants of RSUs, PRSUs, options to purchase shares of common stock, SARs, or restricted shares under the 2006 Plan in excess of those authorized for issuance on April 13, 2026, would be made.

Eligibility
    All of our employees, Directors and consultants are eligible to participate in the 2006 Plan. As of March 16, 2026, we had approximately 28 employees and four non-employee Directors. Our Named Executive Officers (as defined below) received RSUs under the 2006 Plan in 2025 as set forth in this Proxy Statement in the "Long-Term Equity Awards" table under "Executive Compensation." Our non-employee Directors received RSUs under the 2006 Stock Plan in 2025 as set forth in this Proxy Statement under "Information About our Board of Directors — Director Compensation." Our employees who are not Named Executive Officers received RSUs covering a total of 70,066 shares of common stock under the 2006 Plan in 2025.

Administration
    The 2006 Plan is required to be administered by the Board or a committee appointed by the Board. The 2006 Plan is currently administered by the Compensation Committee of the Board, which is composed of members that are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Subject to applicable law, our Board may also authorize one or more officers to designate employees, other than employees who are subject to Section 16 of the Exchange Act, to receive awards under the 2006 Stock Plan and/or determine the number of such awards to be received by such employees subject to limits specified by our Board. All questions of interpretation or application of the 2006 Plan are determined in the sole discretion of the Board or the Compensation Committee, whose decisions are final, conclusive and binding upon all participants. Members of the Board are permitted to participate in the 2006 Plan.
    Subject to the provisions of the 2006 Plan, the Compensation Committee has the authority to construe and interpret the 2006 Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 2006 Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 2006 Plan, the Compensation Committee also selects from among the eligible participants those individuals who will receive awards under the 2006 Plan, the type(s) of award(s) any such individual will receive and the terms of any such awards.

Shares Subject to the 2006 Plan
    The maximum cumulative aggregate number of shares of our common stock to be issued under the 2006 Plan as currently approved by shareholders is 2,640,278, subject to adjustment as described below. At the Annual Meeting, the shareholders are being asked to approve an amendment and restatement of the 2006 Plan to increase the number of shares of common stock reserved for issuance thereunder by 300,000 shares. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options would also be increased to the same number.
    Shares that are subject to or underlie awards which expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan. The following types of shares will not be available for future award grant purposes under the 2006 Plan: (1) shares subject to a stock option or SAR that are not issued or delivered as a result of the net settlement of the award; (2) shares used to pay the exercise price or withholding taxes related to an outstanding award; or (3) shares repurchased on the open market using the proceeds of the exercise of a stock option.
    No employee may receive options or SARs under the 2006 Plan that cover more than 20,833 shares cumulatively in any fiscal year, except that options or SARs covering up to an additional 20,833 shares may be granted in connection with a person’s initial employment with the Company.
Restricted Stock Units
The Compensation Committee grants RSUs to participants subject to the terms and conditions established by the Compensation Committee. RSUs give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Compensation Committee and as set forth in an RSU award agreement. Generally, an RSU is to be settled promptly after vesting by delivery of the shares subject to the RSU award. If the vesting date occurs during a trading blackout period, certain of our RSU award agreements provide for the automatic deferral of stock delivery until the end of such blackout period.

Performance Stock and Performance Units
The PRSUs are subject to the terms and conditions established by the Compensation Committee. The terms of any awards of PRSUs will be set forth in an agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms, conditions, and restrictions of any such agreements, which need not be identical. PRSUs give an award recipient the right to acquire a specified number of shares of our common stock at a future date based on performance criteria set forth in the award agreement. The Compensation Committee may, at the time of the grant, condition payment of the PRSUs on the completion of a minimum period of service or other conditions. Unless otherwise determined by the Compensation Committee, in the event of a termination of service during a performance period for any reason, all of a participant's rights to performance stock and performance units related to such performance period shall be immediately forfeited and cancelled as of the date of such termination.
The 2006 Plan sets forth performance criteria that may be used in the case of performance stock and performance units. At the discretion of the Compensation Committee, performance criteria may be based on the total return to the Company’s shareholders or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index: (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) total shareholder return; or (xxxii) such other criteria as may be determined by the Compensation Committee. Performance criteria may be established on a company-wide basis or with respect to one or more business units, divisions, or subsidiaries.
For 2024 and 2025, the Compensation Committee made PRSU grants to the Named Executive Officers with a performance period covering fiscal years 2024, 2025, 2026 and 2027. For a description of the 2025 PRSUs, see “ — 2025 Performance Restricted Stock Units” below.
Other Types of Awards
Under the 2006 Plan we can also grant stock options and stock-settled SARs. However, only employees may receive Incentive Stock Options. The 2006 Plan allows us to grant to our employees, Directors and consultants awards of restricted stock, and stock bonuses.
Stock Options: The Compensation Committee may grant stock options to participants subject to the terms and conditions established by the Compensation Committee. A stock option represents a right to purchase a specified number of shares of our common stock at a certain exercise price during a specified period. A stock option may be in the form of an Incentive Stock Option or a stock option that does not qualify for incentive treatment (a “Nonqualified Stock Option”) under the Internal Revenue Code of 1986, as amended (the “Code”). The option award agreement will specify the vesting, exercisability and other terms of the stock option. The maximum term of an option granted under the 2006 Plan is six years (or five years in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company).
SARs: The Compensation Committee may grant SARs to participants subject to the terms and conditions established by the Compensation Committee. The term of a SAR may not exceed six years. When exercised, a SAR entitles the participant to a payment based on the excess of the fair market value of a share of common stock on the exercise date over the fair market value of a share of common stock on the grant date. Payment shall be made solely in shares of our common stock. The SAR award agreement will specify the vesting, exercisability and other terms of the award.

Stock Retention Requirement for Certain Executive Officers
At the 2018 Annual Meeting, the shareholders approved an amendment to the 2006 Plan which requires the principal executive officer, principal financial officer and chief operating officer, if any, who receive any future awards to hold the shares of common stock issued pursuant thereto (net of shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for a period of twelve (12) months following the later of the date of issuance of the shares to the participant or, in the case of shares issued as restricted stock, the date of vesting of such shares. This holding period requirement is included in the award agreements for executive officers and ceases to apply (i) following the participant's termination of employment with the Company, (ii) at such time as the participant has met the share ownership guidelines adopted by the Board and applicable to the participant, or (iii) the occurrence of a merger, asset sale or similar event involving the sale of the Company.

Adjustments upon Changes in Capitalization, Merger and Consolidation
If our outstanding shares of common stock are changed into or exchanged for cash or a different number or kind of shares or securities of Pixelworks or of another corporation through reorganization, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification, or similar transaction, an appropriate adjustment will be made by the Compensation Committee in the number and kind of shares as to which awards may be granted, as well as in the price per share of the common stock covered by each outstanding award. No fractional shares of common stock will be issued on account of any of the foregoing adjustments.
Except as otherwise provided in an award agreement or a change of control and severance agreement, in the event of a change of control (as defined in the 2006 Plan), each outstanding award will be subject to the agreement documenting the transaction or event that results in the change of control. In the absence of any such agreement, if the Company is not the surviving corporation following a change of control, and the acquirer does not assume or does not substitute an equivalent award relating to the securities of such acquirer or its parent or subsidiary, then (A) all outstanding options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms; (B) all restrictions and vesting requirements applicable to any awards based solely on the continued service of the grantee will terminate; and (C) all awards the vesting or payment of which are based on performance criteria will vest as though such performance criteria for the relevant performance period(s) were achieved at target.
The Compensation Committee currently administers the 2006 Plan with limited discretion to accelerate vesting. Any acceleration of PRSUs is subject to the terms and conditions of the performance-based restricted stock unit agreements. The RSUs may be accelerated according to the terms of the change of control and severance agreements that the Company has entered into with its executive officers. Outside of these arrangements, awards are rarely accelerated and usually in the context of a separation and release agreement. For a description of award acceleration for our Named Executive Officers, see “— Potential Payments Upon Termination or Change of Control” below.

Transferability of Awards
    An award granted under the 2006 Plan will be nontransferable by the recipient other than by will or the laws of descent and distribution and will be exercisable during the recipient’s lifetime only by the recipient or by his or her guardian or legal representative, except as otherwise specifically provided for in the award agreement. More particularly, an award may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process, except as otherwise specifically provided for in the award agreement.

Conditions to Issuance of Stock Certificates; Legends
In order to enforce any restrictions imposed upon common stock issued upon exercise of any option or SAR granted under or any shares sold or issued pursuant to the 2006 Plan, the Compensation Committee may cause a legend or legends to be placed on any share certificates representing such common stock.

Exercise or Purchase Price
The exercise price of each Incentive Stock Option, Nonqualified Stock Option and SAR granted under the 2006 Plan will be determined by the Compensation Committee, but will be not less than 100% of the “Fair Market Value” (as defined in the 2006 Plan) of our common stock on the date of grant (or 110% of Fair Market Value in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company). Whether an option granted under the 2006 Plan is intended to be an Incentive Stock Option or a Nonqualified Stock Option will be determined by the Compensation Committee at the time the Compensation Committee acts to grant the option and will be set forth in the related stock option agreement. “Fair Market Value” for purposes of the 2006 Plan means the closing price of a share of common stock on a national exchange on which shares of common stock are then trading, if any, on the last market trading day on or before the grant date. If there is no listing or trading of common stock either on a national exchange or over-the-counter, the price will be determined by the Compensation Committee in its discretion. On March 16, 2026, the Fair Market Value was $6.08 per share based on the closing price of the common stock as reported on the Nasdaq Capital Market.
In the discretion of the Compensation Committee, the exercise price of any option or SAR granted under the 2006 Plan and the sale price of any shares sold under the 2006 Plan will be payable in full in cash, by check or by the optionee’s promissory note (subject to any limitations of applicable law) delivered at the time of exercise. RSUs may only be settled in shares of our common stock. In the discretion of the Compensation Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for our common stock or other property deemed appropriate by the Compensation Committee. So-called cashless exercises as permitted under applicable rules and regulations of the SEC and the Federal Reserve Board also will be permitted in the discretion of the Compensation Committee.
Irrespective of the manner of payment of the exercise price of an option or the purchase price for shares, the delivery of shares pursuant to the exercise or purchase will be conditioned upon payment by the optionee or purchaser of amounts sufficient to enable us to pay all applicable federal, state and local withholding taxes.
No Repricing
In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or SAR award under the 2006 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Amendment and Termination
    The Board may at any time suspend, amend or terminate the 2006 Plan and may, with the consent of an award holder, make such modifications to the terms and conditions of such recipient’s award as it deems advisable; provided, however, that the Company must obtain shareholder approval of any amendment to the extent necessary to comply with SEC Rule 16b-3 or with Section 422 of the Code, or with rules promulgated by Nasdaq. The amendment, suspension or termination of the 2006 Plan will not, however, without the consent of the participant to be affected, alter or impair any rights or obligations under any award.

Privileges of Stock Ownership
    A participant in the 2006 Plan will not be entitled to the privilege of stock ownership as to any shares of common stock unless and until they are actually issued to the participant.

Termination
    Unless earlier terminated by the Board or the Compensation Committee, the 2006 Plan will terminate automatically as of the close of business on April 8, 2035. The termination of the 2006 Plan will not affect the validity of any award agreement outstanding at the date of such termination. However, if the shareholders approve this proposal to amend and restate the 2006 Plan, then the term will be extended through April 13, 2036, the day preceding the tenth anniversary of the effective date of the Board's approval of such amendment and restatement.

Certain United States Federal Income Tax Consequences to Recipients of Awards

The following is only a summary of certain United States federal income tax consequences to recipients of awards under the 2006 Plan and is for general information purposes only. This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary is not intended to be exhaustive and, among other considerations, does not describe state, local or foreign tax consequences. This summary does not consider the United States federal income tax consequences to recipients in light of their individual circumstances or to recipients subject to special treatment under the federal income tax laws. THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND RECIPIENTS OF AWARDS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS ON THEIR INDIVIDUAL CIRCUMSTANCES.

Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

Recipients who receive Nonqualified Stock Options or SARs will be subject to taxation upon exercise of such options or SARs on the spread between the Fair Market Value of the common stock on the date of exercise and the exercise price of such options or SARs. This spread is treated as ordinary income to the recipient, and the Company is permitted to deduct a corresponding amount as compensation expense. Nonqualified Stock Options and SARs do not give rise to a tax preference item subject to the alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the Fair Market Value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock bonuses, stock units and other stock-based awards are generally subject to tax at the time of payment or settlement; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2006 Plan in connection with a “change in control” (as this term is used in section 280G of the Code), the employee may be subject to an additional tax of 20% and the Company may not be permitted to deduct the portion of the compensation as valued for the purposes of section 280G of the Code attributable to the acceleration if it exceeds certain threshold limits under the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Other

In addition to a potential loss of deduction under Section 280G of the Code in connection with a change in control, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and certain other executive officers in any taxable year of the Company.
The 2006 Plan is not a tax-qualified deferred compensation plan under 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the 2006 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to either comply with or qualify as exempt from the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with its provisions, Section 409A imposes an additional 20% federal income tax on a participant's compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A that impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company also has withholding and reporting requirements with respect to such amounts.

New Plan Benefits Under the 2006 Plan
    The grant of additional stock-based awards under the 2006 Plan in the future and the nature of any such awards are subject to the discretion of the Compensation Committee (or, in the case of awards to non-employee Directors, the Board). Accordingly, other than the annual grants to our non-employee Directors, it is not possible to determine the number, amount and type of awards to be granted under the 2006 Plan as a result of the proposed amendment (or that would have been granted in 2025 had this proposed amendment of the 2006 Plan then been in effect). The annual grants on the date of the Annual Meeting for non-employee Directors will vest on the earlier of the day before the next annual meeting that follows the grant date and the first anniversary of the grant date. The following table shows the amount of such awards as if they had been granted on March 16, 2026.

Name and Position	Market Value of RSUs ($)		Number of shares subject to RSUs
All current directors who are not executive officers, as a group (4 persons)	194,880	(1)	32,000

(1)     For purposes of estimating the market value of these RSUs, the March 16, 2026 closing price for the common stock of $6.08 has been used.
Equity Compensation Plans
For more information on our equity compensation plans, please see the section titled “Information About Our Equity Compensation Plans” below.

Required Vote

The Board believes that approval of the 2006 Plan will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success.
All members of the Board and all of the Company’s executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the amendment and restatement of the 2006 Plan.

With respect to the approval of the 2006 Plan, shareholders may vote "for," "against" or "abstain" from voting on this proposal. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal. This means that the number of shares voted “for” a proposal must exceed the number of shares voted "against" such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
THE PIXELWORKS, INC. AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

INFORMATION ABOUT OUR EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2025, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for issuance under compensation plans (excluding securities in first column) (3)
Equity Compensation Plans Approved by Security-holders (4)	323,206	(5)	$23.88	333,489
Equity Compensation Plans Not Approved by Security-holders	—		—	—
Total	323,206		$23.88	333,489

(1)Excludes purchase rights under the 2010 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for 18 month offering periods with purchases every six months. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock on each purchase date, with a maximum annual purchase amount of $25,000. The purchase price per share is equal to 85% of the lower of the fair market value of the common stock on (i) the offering date or (ii) the purchase date.
(2)Represents the weighted-average exercise price of outstanding stock options.
(3)Includes 99,344 shares that were available for future issuance under the ESPP and 234,145 shares that were available for future issuance under the 2006 Plan. The shares available for awards under the 2006 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under that plan, including stock options, stock appreciation rights, restricted and unrestricted stock awards and other stock-based awards.
(4)Consists of the 2006 Plan and the ESPP.
(5)Includes 28,574 options 229,153 restricted stock units, and 65,479 performance-based restricted stock units. The weighted average exercise price reported in the “Weighted average exercise price of outstanding options, warrants and rights” column does not take the restricted stock unit and performance-based restricted stock unit awards into account. For performance-based restricted stock units, amounts reflected in this table assume payout in shares at 100 percent of target. The actual number of shares issued can range from zero percent to 110 percent of target depending on achievement of performance objectives.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Overview, the Summary Compensation Table and the related compensation tables and narrative.
As described in the “Executive Compensation — Compensation Overview” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•Pay for performance: Achieved by linking components of executive compensation to individual contributions as well as corporate results. Further, long-term incentive awards, granted in the form of stock options or RSU awards, are designed to reward executive officers for the creation of long-term shareholder value.
•Recognize fiscal responsibility and corporate stewardship: Achieved by providing limited perquisites and double trigger change of control benefits and no tax gross-ups.
•Attract and motivate the best executives to Pixelworks: Achieved by creating compensation packages that are at the midpoint of comparable companies with which we compete for executive talent.
We urge shareholders to read the “Executive Compensation — Compensation Overview,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation — Compensation Overview” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to our success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the compensation tables and narrative discussions, is hereby approved, on an advisory basis.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is not binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation programs. Consistent with the shareholders' 2025 advisory vote on the frequency of holding an advisory vote on Pixelworks’ executive compensation, we are seeking an advisory vote on executive compensation every year until the next required shareholder vote on the frequency of shareholder votes on executive compensation.
Required Vote
    With respect to this proposal, shareholders may vote "for," "against" or "abstain" from voting. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal, on a non-binding advisory basis. This means that the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF,
ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth, as of March 16, 2026, information about the executive officers of the Company.

Name	Age	Position
Todd A. DeBonis	61	President and Chief Executive Officer
Haley F. Aman	44	Chief Financial Officer
The information provided below is biographical information about each of our executive officers as of March 16, 2026.
TODD A. DEBONIS — Information concerning Mr. DeBonis is set forth under “Proposal No. 1: Election of Directors.”
HALEY F. AMAN has served as Chief Financial Officer since January 2022, Vice President of Finance since April 2021, as Corporate Controller since January 2013, and as Assistant Controller since January 2011 when she initially joined the Company. Prior to that, Ms. Aman spent just over 5 years at Deloitte & Touche LLP, an accounting firm, from 2005 to 2011, in the Audit and Enterprise Risk Services department. Ms. Aman holds a Bachelor of Science in Accounting from the University of Oregon and a Bachelor of Science in Finance from Portland State University. Ms. Aman is a Certified Public Accountant (inactive) in the State of Oregon.

EXECUTIVE COMPENSATION
Compensation Overview
This Compensation Overview describes the material elements of compensation awarded to, earned by or paid to the Company’s "Named Executive Officers" who are:
•Todd A. DeBonis, President and Chief Executive Officer
•Haley F. Aman, Chief Financial Officer
Fiscal Year 2025 Compensation Highlights
•In 2025, our employees, including our Named Executive Officers, did not receive a pay increase. The last pay increase for our Named Executive Officers was in April 2024. There is no pay increase for our Named Executive Officers planned for 2026.
•Our 2025 bonus plan thresholds were set such that no payout would occur unless certain revenue levels were achieved. Such minimum revenue levels were not achieved, and therefore no bonus was accrued or paid for 2025 on that basis.
•In February 2025 and May 2025, respectively, we approved a restructuring plan, which collectively resulted in a reduction in our workforce of approximately 10%. The purpose of the reduction in workforce was to streamline the Company’s operations to more appropriately align to the Company’s operating expenses with current revenue levels.
•During 2025, we entered into Transaction Bonus Agreements with each of our Named Executive Officers in order to incentivize a transaction for the sale of the shares of common stock of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (“Pixelworks Shanghai”) held by Pixelworks Semiconductor Technology Company, LLC, a wholly owned subsidiary of the Company (the “Sale”). The Sale was completed on January 6, 2026 and bonuses were paid to our Named Executive Officers pursuant to the Transaction Bonus Agreements on January 27, 2026.
Role of the Compensation Committee
The Compensation Committee is directly responsible for overseeing the Company’s compensation programs and may not delegate its authority in this respect to any other persons. Annually, the Compensation Committee evaluates the performance of our CEO and other executive officers and determines compensation in light of the goals and objectives of the compensation program for that year. As part of that responsibility, the Compensation Committee determines all compensation for the Company’s Named Executive Officers. For executive officers other than the CEO, the Compensation Committee considers the recommendation of the CEO in making its compensation determinations.
From time to time, the Compensation Committee retains the services of independent compensation consultants to review a wide variety of factors relevant to CEO, executive and Director compensation, trends in CEO, executive and Director compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee. The Compensation Committee most recently engaged an independent compensation consultant to provide executive compensation consulting services during 2024.

Executive Compensation Program Objectives and Philosophy
    The objectives of the Company’s executive compensation program are as follows:
1.Attract and motivate the best executives to the Company;
2.Reflect our pay for performance philosophy;
3.Reward executives for their contributions to the Company’s strategic and financial success and for creating shareholder value; and
4.Recognize fiscal responsibility and corporate stewardship.

The Compensation Committee’s executive compensation decisions are based on the following core principles:
1.Link pay to performance. The components of our executive compensation package are linked to individual contribution as well as corporate results. Long-term incentive awards, granted in the form of stock options or restricted stock unit awards, are designed to reward executive officers for the creation of long-term shareholder value.
2.Provide competitive compensation. Our compensation programs are designed to be competitive within the various markets in which we compete for executive talent.
3.Establish levels of compensation that are appropriate for the size and financial condition of the Company.

Shareholder Advisory Vote on Executive Compensation
    At our 2025 Annual Meeting of shareholders, our Shareholders cast an advisory vote on the compensation of our Named Executive Officers (a “say-on-pay” vote). A majority (95%) of the votes cast at that meeting (excluding abstentions and broker non-votes) approved, on an advisory basis, the compensation of our Named Executive Officers that was set forth in the related proxy statement. In evaluating our executive compensation program following this advisory vote, the Compensation Committee has considered the results of the say-on-pay vote as well as other factors discussed in this Compensation Overview. While each of these factors informed the Compensation Committee’s decisions regarding the compensation of our Named Executive Officers, the Compensation Committee has not implemented significant changes to our executive compensation program since that time.

Data Considered in Determining Executive Compensation
    In establishing executive compensation, the Compensation Committee does not engage in formal benchmarking activities, but does review the compensation practices of other companies as background information for its compensation decisions. Data provided by the Compensation Consultant in 2024 was focused on companies in the semiconductor industry and companies with similar total revenue as Pixelworks (the “Peer Group”). The Compensation Consultant provides data with respect to base salary, target bonus, and long term incentive values including both RSUs and Performance RSUs, all of which make up total direct compensation. Although we target our levels of total direct compensation (as defined below) at the midpoint for comparable positions at the Peer Group, it is only one of many other factors, including the qualitative factors described below, that are evaluated by the Compensation Committee, and no specific weightings are attached to any of these factors and the emphasis placed on each factor may differ from individual to individual. During 2025, we considered data from the following Peer Group:

Airgain, Inc.	AXT, Inc.	CEVA, Inc.
Everspin Technologies, Inc.	GSI Technology, Inc.	Immersion Corporation
Impinj, Inc.	inTEST Corporation	Kopin Corporation
Lantronix, Inc.	PDF Solutions, Inc.

Elements of Our Executive Compensation Program
Our executive compensation program consists of fixed and variable cash compensation and equity-based compensation (together with cash compensation, “total direct compensation”), as well as severance and change of control benefits. When setting executive compensation, the Compensation Committee does not target a specific mix of fixed and variable compensation. However, the Compensation Committee does believe that variable cash compensation and equity-based compensation should constitute a significant portion of total compensation and that compensation should vary based on performance.
Additionally, the Compensation Committee does not target a specific mix of short-term variable compensation and long-term variable compensation. Typically, cash incentives are awarded after consideration of the accomplishment of financial, product and market development goals, and long-term incentives are aimed at aligning the interests of our Named Executive Officers with those of shareholders by focusing on long-term growth and stock performance. The Compensation Committee views all of these objectives as critical.
The following narrative describes each component of our executive compensation program, explains why each is included in the program and provides details of certain specific compensation arrangements for the Named Executive Officers for 2025.

Base Salaries
The Compensation Committee believes that it is appropriate for our executive officers to receive a competitive level of fixed compensation in the form of a base salary. Base salaries provide a stable source of fixed income for the executive officers and help promote retention.
None of our Named Executive Officers have employment agreements or other contractual rights to receive fixed base salaries. Instead, base salaries for the Named Executive Officers are determined by the Compensation Committee based on its annual review and from time to time. When determining the appropriate base salary for each executive, the Compensation Committee considers a variety of factors, such as the executive’s experience, job responsibilities and performance, the base salaries paid for similar positions with respect to both comparable companies and the Compensation Committee’s general knowledge of the industry, the Company’s financial performance and position, and recommendations from the CEO (as to executive officers other than himself). No specific performance goals or weightings are attached to any of these factors in establishing base salaries, and the emphasis placed on each factor may differ from individual to individual.
The base salary earned by each Named Executive Officer during 2025 is reported in the “Summary Compensation Table” below.
Annual Cash Incentives
The Named Executive Officers are generally eligible to receive cash bonuses each year as determined by the Compensation Committee. In accordance with our compensation program’s objectives related to rewarding the Named Executive Officers for their contributions to the Company’s strategic and financial success, the Compensation Committee’s intent is to set challenging yet attainable financial and operational goals for the Named Executive Officers to work toward in the coming year. The Compensation Committee closely evaluates the annual cash bonus program, including the size of target bonus opportunities and performance goals, each year in order to provide an appropriate incentive and the proper level of rigor to align with our pay-for-performance philosophy.
In March 2025, the Compensation Committee approved and annual cash bonus plan for our Named Executive Officers (the “Executive Bonus Program”) for 2025 based on the achievement of the following performance measures: revenue, non-GAAP earnings before interest, taxes, depreciation and amortization, and achievement of specified operational objectives.
Additionally, the Executive Bonus Program provides that no bonus will be paid unless minimum threshold targets for the revenue and non-GAAP adjusted EBITDA performance measures are achieved. For 2025, the Compensation Committee set the minimum threshold for revenue at $57.5 million and the minimum threshold for positive non-GAAP adjusted EBITDA at $0, based on their review of the Company’s operating plan for 2025, the Company’s historical performance, and the industry outlook at the time. During 2025, the minimum threshold for revenue was not achieved; therefore, no bonus amounts were awarded under the Executive Bonus Program. As the minimum threshold for revenue was not achieved, the Company’s performance with respect to specified operational objectives for 2025 was not evaluated by the Compensation Committee.
The Compensation Committee does not intend to have a cash bonus plan in 2026, instead relying on equity awards to align incentives between the Named Executive Officers and shareholders in accordance with our pay-for-performance philosophy.
Long-Term Equity Awards
The Compensation Committee believes that the Named Executive Officers' long-term compensation should be directly linked to the value provided to shareholders.
The Compensation Committee determines the size and frequency of each Named Executive Officer's equity awards annually by assessing the relative position and responsibilities of each executive, individual performance of each executive, anticipated contributions of each executive to the Company, previous equity-based awards granted to such executive, and awards given to similar positions at comparable companies (with no specific performance goals or weightings assigned to the foregoing factors). The Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to retain executives, or to recognize other special circumstances. Our long-term equity awards may be a mix of time-based and performance-based awards, which is consistent with practices among our peer group, and are granted under the 2006 Plan.
In 2025, the Committee again granted long-term compensation to the Named Executive Officers in the form of RSUs and PRSUs as discussed in more detail below.

2025 Restricted Stock Units
In March 2025, the Compensation Committee awarded Mr. DeBonis and Ms. Aman 29,165 RSUs and 16,666 RSUs, respectively, which vest over a three-year period. The vesting period of these awards encourage long-term perspective and retention. The RSUs vested as to 10% on November 15, 2025, and continue to vest as to 10% each quarter thereafter, ending on February 15, 2028, subject to continued service through each vesting date.
2025 Performance Restricted Stock Units
In March 2025, the Compensation Committee continued its practice of granting an increasing portion of our Named Executive Officers’ awards in the form of PRSUs, with Mr. DeBonis receiving a target of 24,999 shares and Ms. Aman a target of 14,583 shares. In each case, the number of PRSUs that may ultimately be paid out to the Named Executive Officers range from 0% to 110% of the target, subject to the performance goals described below.
The performance period for the 2025 PRSUs covers fiscal years 2025, 2026, and 2027. The 2025 PRSUs are eligible to vest in three tranches, with one-third of the 2025 PRSUs eligible to vest with respect to each of the three fiscal years based upon achievement of performance goals approved by the Compensation Committee for such fiscal year. To vest in the PRSUs with respect to any fiscal year, the participant must remain in service with the Company through the date the Compensation Committee certifies the level of achievement of the performance goals for the applicable fiscal year. Absent extraordinary circumstances, the certification date with respect to each fiscal year occurring during the performance period will be no later than March 15th of the year following the end of the applicable fiscal year. Any PRSUs that do not satisfy the performance goals during the applicable fiscal year during which such PRSUs are eligible to vest will be forfeited immediately as of the certification date on which the Compensation Committee determines the level of achievement. Given the dynamic nature of our industry, this PRSU design allows us to effectively scale and adjust our business to fluctuating market opportunities and conditions on an annual basis, while also remaining focused on long-term success and retention.
The fiscal year 2026 and 2027 performance goals during the performance period will be determined by the Compensation Committee during the first quarter of the applicable fiscal year. The fiscal year 2025 performance goals included three goals based on Company or business unit revenue and a multiplier based on total shareholder return (“TSR”) in relation to the TSR of its peer group companies during 2025 described below.
As determined by the Compensation Committee, the performance goals and results for 2025 were as follows:

Revenue Goal	Target for fiscal year 2025 (%)	Actual
Pixelworks Shanghai Sale Goal	80	Achieved
Cinema Goal	20	Not Achieved
Target 2025 PRSUs earned based on financial performance in 2025 is subject to +/- 10% modification based on the Company’s 2025 TSR relative to the TSR of the Peer Group companies that comprised the Company’s peer group for 2025 listed under the heading “Data Considered in Determining Executive Compensation” above as set forth below:
•If the Company’s TSR during 2025 is ≥ the 55th percentile of TSR of peer group, then the actual payout of PRSUs for 2025 (after determining percentage to be paid out based upon achievement of performance goals for 2025) will be increased by 10%
•If the Company’s TSR during 2025 is between the 45th and 55th percentiles of TSR of peer group, then no modification of the actual payout of PRSUs will be made.
•If the Company’s TSR is < the 45th percentile of TSR of peer group, then the actual payout of PRSUs for 2025 (after determining percentage to be paid out based upon achievement of performance goals for 2025) will be decreased by 10%.
For 2025, the TSR for the Company and its peers was measured based on the 30 trading-day average stock price leading up to and including December 31, 2024, compared to the 30 trading-day average stock price leading up to and including December 31, 2025.

In 2025, only the Pixelworks Shanghai Sale goal was met, which would have translated into vesting of 80% of the 2025 PRSUs. However, the Compensation Committee determined that the Company’s TSR during fiscal year 2025 was -29%, which is below the 45th percentile of TSR of peer group, such that the actual payout of PRSUs was decreased by 10%, for a total vesting percentage of 72% of target for 2025. Accordingly, in 2025, Mr. DeBonis and Ms. Aman had 14,500 and 7,100 PRSUs vested, respectively, and 5,639 and 2,761 PRSUs, forfeited, respectively.
The Compensation Committee does not plan to grant new PRSUs in 2026.
Pay Versus Performance
The following table shows the past three fiscal years’ total compensation for our Named Executive Officers ("NEOs") as set forth in the Summary Compensation Table ("SCT"), the “Compensation Actually Paid” to our NEOs (as determined under SEC rules), our TSR, and our net income/loss.
SEC rules require certain adjustments to be made to the SCT totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as SCT total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date).
Pay Versus Performance Table

Year	SCT Total for CEO (1) (2)	Compensation Actually Paid to CEO (1) (3)	Average SCT Total for Non-CEO NEOs (1) (2)	Average Compensation Actually Paid to Non-CEO NEOs (1) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR)	Net Loss (in thousands)
2025	$909,587	$749,236	$560,963	$473,864	$30	$(22,499)
2024	1,785,032	793,998	891,100	422,945	41	(28,719)
2023	1,242,127	1,037,663	661,472	565,279	74	(26,176)
(1)For each year shown, the CEO was Todd A. DeBonis and our only non-CEO NEO was Haley F. Aman.
(2)Amounts in this column represent the “Total” column set forth in the SCT. See the footnotes to the SCT for further detail regarding the amounts in these columns.
(3)The dollar amounts reported in these columns represent the amounts of “Compensation Actually Paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

Year	SCT Total	Less: Grant Date Value of Equity Awards	Plus: Change in Value of Awards Granted During the Current Year	Plus: Vesting Date Value of Awards that Vested During the Year	Plus: Year-Over-Year Change in Fair Value of Unvested Awards	Plus: Change in Value of Awards Vesting During the Current Year	Compensation Actually Paid
2025 - CEO	$909,587	$(436,562)	$325,937	$18,312	$(70,836)	$2,798	$749,236
2025 - Non-CEO NEO	560,963	(251,867)	188,148	10,462	(39,170)	5,328	473,864

2024 - CEO	1,785,032	(1,314,000)	312,075	18,767	(186,567)	178,691	793,998
2024 - Non-CEO NEO	891,100	(584,000)	138,700	8,341	(129,534)	98,338	422,945

2023 - CEO	1,242,127	(625,500)	556,750	32,250	(114,234)	(53,730)	1,037,663
2023 - Non-CEO NEO	661,472	(319,700)	281,650	19,350	(71,530)	(5,963)	565,279

Relationship Between Compensation Actually Paid and Performance Measures. The chart below shows, for the past three years, the relationship between the CEO and Non-CEO NEO “Compensation Actually Paid” and the Company’s TSR.

In the “Executive Compensation” section of this Proxy Statement, we provide additional detail on the elements of our executive compensation program and our pay-for-performance compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2025 Summary Compensation Table and related disclosures appropriately reward our CEO and CFO for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our shareholders. The values included in the columns for Compensation Actually Paid to our CEO and CFO, calculated in accordance with SEC disclosure rules, in each of the fiscal years reported above and over the two-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the pay-for-performance compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our CEO and CFO is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our CEO and CFO and our shareholders.

Severance Benefits Payable Upon Termination or Change of Control
Individual agreements with each NEO provide for severance benefits payable upon certain involuntary terminations of their employment with the Company. The benefits may be provided to incentivize executives to join the Company, to incentivize executives to remain with the Company, or to compensate executives when they are asked to take on new or extraordinary responsibilities. The Compensation Committee believes that the benefits provided are comparable with those provided to individuals in similar positions at similar companies.
Additionally, the Compensation Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of executives. To encourage executives to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Company provides executives with severance benefits if their employment is involuntarily terminated in connection with a change of control (i.e. double trigger).
A description of the specific severance benefits provided for each NEO is included below under “Potential Payments Upon Termination or Change of Control.”
Other Benefits and Perquisites
Both of our NEOs were eligible to participate in the Company's employee benefit plans, including its retirement, medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of its other employees. The Company does not maintain any executive-specific benefit or perquisite programs.
Other Compensation Considerations and Policies
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and certain other executive officers. We reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of Pixelworks and its shareholders.
Assessment of Risk
    The Compensation Committee annually reviews the elements of compensation for our Named Executive Officers to determine whether any portion of the overall program encourages excessive risk taking. The Compensation Committee’s current assessment is that, although the majority of compensation provided to our Named Executive Officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. The Compensation Committee believes that the design of these compensation programs encourages our Named Executive Officers to remain focused on both short-term and long-term strategic goals. Safeguards integrated into the Company’s compensation practices include: (1) the balance of short-term and long-term incentive compensation; (2) the use of time-based vesting criteria in long-term incentive awards to align holders’ interests with the Company’s prospects; (3) the use of multiple performance metrics in the annual cash incentive plan, each linked to overall Company progress as opposed to narrow targets; and (4) the limitation of maximum payouts under our annual incentive program as well as the reservation of Compensation Committee negative discretion to reduce amounts payable thereunder.

Stock Ownership, Holding or Retention Guidelines
Our 2006 Stock Plan requires the principal executive officer, principal financial officer and chief operating officer, if any, to hold the shares of common stock issued pursuant thereto (net of shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for 12 months.
There are currently no other equity ownership, holding or retention requirements or guidelines that our Named Executive Officers or other employees must meet or maintain.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other disposition of the Company’s securities by our directors, officers, employees, and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable Nasdaq listing standards. A copy of our Insider Trading and Communications Policy is filed as an exhibit to our Annual Report on Form 10-K, and is available on our website at www.pixelworks.com.
Policy Against Hedging
Our Insider Trading and Communications Policy prohibits directors, officers, employees and consultants from engaging in any form of hedging transactions in our stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or pledging our stock as collateral for a loan, trading in our securities on a short-term basis, purchases of our securities on margin, short sales of our securities and buying or selling puts or calls, or their equivalent positions, on our securities, without prior written pre-clearance.
Our Executive Compensation Recovery Policy
    In light of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank) and changing market practices, the Board adopted an Executive Compensation Recovery Policy in April 2019. We amended and restated the Executive Compensation Recovery Policy in August 2023 following the adoption of SEC rules and Nasdaq Listing Standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our Section 16 officers on or after October 2, 2023, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions. A copy of our Executive Compensation Recovery Policy is filed as an exhibit to our Annual Report on Form 10-K and is available on our website at www.pixelworks.com.
Equity Grant Practices
We have not granted stock options since 2022, and we do not make any grants of SARs or similar option-like instruments. Although we do not have a formal policy with respect to the timing of our equity award grants, the majority of our equity awards are granted on an annual basis in the first quarter of the calendar year. New hire and ad hoc grants may be granted throughout the year. We do not take material nonpublic information into account when determining the timing and terms of such awards. In addition, we do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

Narrative to 2025 Summary Compensation Table
    Please see "Compensation Overview" above for a complete description of compensation plans pursuant to which the amounts listed under the "Summary Compensation Table" were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, and performance criteria on which such payments were based. The Compensation Overview section also describes the equity awards provided as part of the Company's executive compensation program. The vesting of RSU awards are as described in the tables below.
Summary Compensation Table
The following table sets forth the compensation of our Named Executive Officers for services rendered during 2025 and 2024. The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow as well as the Compensation Overview previously presented.

Name and Position	Year	Salary		Stock Awards (1) (2)	Non-Equity Incentive Plan Compensation	All Other	Total
Todd A. DeBonis	2025	$473,025	(3)	$436,562	$—	$—	$909,587
President and Chief Executive Officer	2024	471,032		1,314,000	—	—	1,785,032
Haley F. Aman	2025	309,096	(4)	251,867	—	—	560,963
Chief Financial Officer	2024	307,100		584,000	—	—	891,100

(1)Except as noted below, this column represents the aggregate grant date fair value of RSU and PRSU awards granted during the applicable year calculated in accordance with ASC Topic 718. For additional information on the valuation assumptions used for the grants, see Note 13 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)The values listed above for 2025 relate to 29,165 RSU awards and 24,999 PRSU awards granted to Mr. DeBonis and 16,666 RSU awards and 14,583 PRSU awards granted to Ms. Aman, in each case on March 7, 2025 and March 20, 2025, respectively.
(3)Mr. DeBonis' salary was increased from $450,500 to $473,025 on April 1, 2024.
(4)Ms. Aman's' salary was increased from $291,600 to $309,096 on April 1, 2024.

Outstanding Equity Awards at 2025 Fiscal Year-End
    The following table presents RSU and PRSU awards outstanding for the Named Executive Officers as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Todd A. DeBonis	2,084	(2)	13,254
	9,375	(3)	59,625
	26,249	(4)	166,944
				5,556	(5)	35,336
				12,500	(5)	79,500
				24,999	(5)	158,994
Haley F. Aman	3,125	(6)	19,875
	1,250	(7)	7,950
	4,168	(8)	26,508
	15,000	(9)	95,400
				2,222	(5)	14,132
				5,556	(5)	35,336
				14,583	(5)	92,748
(1)The market value of the shares is determined by multiplying the number of shares reported in the table by the closing price per share of our common stock of $6.36 on December 31, 2025.
(2)RSUs vested on February 15, 2026.
(3)1,875 RSUs vested on February 15, 2026 and 1,875 RSUs will vest in four quarterly installments beginning May 15, 2026.
(4)2,917 RSUs vested on February 15, 2026 and 2,917 RSUs will vest in eight quarterly installments beginning May 15, 2026.
(5)PRSUs will vest based on achievement of performance criteria during calendar years 2025, 2026, and 2027. These awards are eligible to vest in three tranches, with one-third of the award eligible to vest with respect to each of the three years based upon achievement of performance goals approved by the Compensation Committee for such year. The 2025 performance goals were determined by the Compensation Committee in March 2025 and the 2026 and 2027 performance goals will be determined by the Compensation Committee during the first quarter of the applicable calendar year. For a description of the 2025 PRSUs, see “ — 2025 Performance Restricted Stock Units” above. The target number of PRSUs is presented assuming full achievement of performance goals for each fiscal year in the performance period.
(6)RSUs vested on February 13, 2026.
(7)RSUs vested on February 15, 2026.
(8)834 RSUs vested on February 15, 2026 and 834 RSUs will vest in four quarterly installments beginning May 15, 2026.
(9)1,667 RSUs vested on February 15, 2026 and 1,667 RSUs will vest in eight quarterly installments beginning May 15, 2026.

Potential Payments Upon Termination or Change of Control
The Company has entered into the following arrangements with the Named Executive Officers that provide for severance benefits on certain terminations of employment. In each case, the severance benefits described below are contingent upon the individual providing a release of claims in favor of the Company.
Change of Control and Severance Agreement with Our Named Executive Officers
On January 4, 2016, the Company entered into a Change of Control and Severance Agreement with Todd A. DeBonis and on April 11, 2019, the Company entered into an Amended and Restated Change of Control Agreement with Mr. DeBonis, which was further amended on November 11, 2024 by the Transaction Bonus Agreement with Mr. DeBonis, as discussed below (as amended, the “DeBonis Severance Agreement”). On January 28, 2022, the Company entered into a Change of Control and Severance Agreement with Ms. Aman (the “Aman Severance Agreement,” and collectively, the “Severance Agreements”). Each of the DeBonis Severance Agreement and the Aman Severance Agreement provides for certain benefits in the event of an “involuntary termination.” An “involuntary termination” is a termination by the Company without “cause” or by the applicable NEO for “good reason” (as each of those terms is defined in the DeBonis Severance Agreement and the Aman Severance Agreement).
The Severance Agreements provide that, in the event an involuntary termination occurs within six months prior to, or within twenty-four (24) months following a “change of control” for Mr. DeBonis and within twelve (12) months following a “change of control” for Ms. Aman, in each case as such term is defined in the Severance Agreements, the NEO will be entitled to the following benefits: (i) in the case of Mr. DeBonis, a lump sum cash payment equal to $440,000, and in the case of Ms. Aman, a lump sum cash payment equal to twelve (12) months of her base salary, and for Mr. DeBonis and Ms. Aman, the then-current year's target bonus as in effect as of the date of such involuntary termination or, if following the change of control and if greater, as in effect immediately prior to the change of control; (ii) accelerated vesting of all outstanding equity awards granted to him or her by the Company prior to the change of control; and (iii) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding the termination of the NEO, until the earlier of (x) when he or she (and any eligible dependents) is no longer eligible to receive continuation coverage pursuant to COBRA and (y) twelve (12) months from the date of termination. In the event of an involuntary termination that occurs within six months prior to a change of control, any acceleration of vesting of options and shares triggered by the change of control will occur immediately prior to the change of control and the NEO will have a minimum of six months following the change of control to exercise the options (or longer if a longer period would otherwise be applicable).
In the event of an involuntary termination at any time during the period that is from twelve (12) months after a change of control to twenty-four (24) months after a change of control, Ms. Aman would receive the same cash severance and health benefits as if the termination occurred within six months prior to, or within twelve (12) months following, a change of control, as described above, but will only receive accelerated vesting in those outstanding equity awards that would otherwise have vested during the period that is from twelve (12) months after a change of control to twenty-four (24) months after a change of control.
In the event of an involuntary termination apart from a change of control, Mr. DeBonis or Ms. Aman would receive the same cash severance and health benefits as if the termination occurred within six months prior to, or within twenty-four (24) months following, a change of control, as described above, but will only receive accelerated vesting in those outstanding equity awards that would otherwise have vested during the twelve (12) months following such termination, provided that for Ms. Aman, if an award has an annual vesting period and such vesting period straddles the end of the twelve (12) months following such termination, for such vesting period the portion of the award which is eligible to vest on the next annual vesting date shall be treated as vesting in equal monthly amounts instead of annually. In this event, the benefits would be calculated as if the date of the change of control were immediately following the date of the involuntary termination.
In the event the severance benefits under the Severance Agreements would be treated as excess parachute payments subject to excise taxes, the benefits would either be reduced to a level that would not trigger the excise taxes or would be paid in full, whichever results in the NEO retaining a greater benefit on an after-tax basis.

Transaction Bonus Agreement with Our Named Executive Officers
The Company entered into Transaction Bonus Agreements with each of our NEOs that provided the opportunity for each of them to earn a cash bonus based on the closing of the Sale before December 31, 2025. Under the Transaction Bonus Agreements, a bonus would become payable if the Sale resulted in the receipt of net cash proceeds by the Company of between $40 million and $70 million and if, following the closing of the Sale, the Company, directly or indirectly, would hold no more than 20% of the total outstanding shares of Pixelworks Shanghai.
On January 14, 2026, the Compensation Committee approved the payment of bonuses under the Transaction Bonus Agreements. Included in this approval was a waiver of the condition that the closing of the Sale occur by December 31, 2025. Although the Sale closed on January 6, 2026, the Compensation Committee determined that such delay was immaterial and therefore approved the waiver of the condition. Bonuses of $402,251 and $127,258, respectively, were paid to Mr. DeBonis and Ms. Aman, respectively, on January 27, 2026.

Performance-Based Restricted Stock Unit Agreement with Todd A. DeBonis and Haley F. Aman
Upon a change of control of the Company and subject to the Named Executive Officer’s continued service, the target number of PRSUs subject to the tranche eligible to vest during the fiscal year in which the change of control occurs will be eligible to vest based on continued service as set forth below:
•If the PRSUs are assumed, continued, or substituted for by the acquiror in a change of control, the tranche of PRSUs eligible to vest during the year in which the change of control occurs will be pro-rated as of the closing date of the change of control, with a number of PRSUs vesting as of such closing equal to the number of PRSUs in the tranche, multiplied by a fraction equal to the number of days that have elapsed for the applicable fiscal year through the closing of the change of control, divided by 365, and the remaining PRSUs subject to the tranche will vest in equal quarterly installments over the remainder of the fiscal year, subject to continued service through each quarterly vesting date. The portion of PRSUs eligible to vest during the remainder of the fiscal year will be subject to double-trigger vesting acceleration in the event of a termination of service without cause or for a good reason event.
•If the PRSUs are not assumed, continued, or substituted for by the acquiror in a change of control, or if the Named Executive Officer is terminated without cause or for a good reason event upon the closing of the change of control, then 100% of the target number of PRSUs subject to the tranche eligible to vest during the year in which the change of control occurs will become fully vested as of the closing of the change of control.
•Any tranches of the PRSUs eligible to vest with respect to any fiscal years after the year in which the change of control occurs will be cancelled and forfeited.
•As noted above, the Compensation Committee does not plan to grant new awards of PRSUs in 2026.

PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board (the “Audit Committee”), which is composed entirely of independent Directors, has selected Grant Thornton LLP ("Grant Thornton"), independent registered public accounting firm, as the auditors for the Company for the year ending December 31, 2026. The submission of this matter for approval by shareholders is not legally required; however, as a matter of good corporate practice, our shareholders are being asked to ratify this appointment. Before selecting Grant Thornton, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it is qualified.
In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection but may elect to retain Grant Thornton. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Grant Thornton will be at the Annual Meeting and will be available to respond to appropriate questions. Grant Thornton does not plan to make a statement, but will have the opportunity to make one if desired.
Grant Thornton's report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2025, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.
Required Vote
    Shareholders may vote "for," "against" or "abstain" from voting on this proposal. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal. This means that the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal. Abstentions are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP TO SERVE AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees paid to Grant Thornton during 2025 and 2024:

	2025	2024
Audit Fees (1)	$760,702	$643,380
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$760,702	$643,380

(1)Audit Fees: Consists of fees billed for services rendered for the audit of the Company’s annual financial statements and reviews of the Company’s interim condensed consolidated financial statements. Also includes fees billed for reviews of registration statements and consents related to documents filed with the SEC.

Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves any engagement under which the Company’s independent registered accounting firm provides audit or permissible non-audit services to the Company. The Audit Committee has adopted a policy for the pre-approval of these services. Under the policy, pre-approval may be general and apply to services that will be performed over an extended period of time, or specific. General pre-approvals apply for one year. The Company’s CFO and independent registered public accounting firm must provide the Audit Committee with the following information for each service to be approved: (i) the type of service to be performed; (ii) a detailed description of each particular service; and (iii) a range of fees and type of fee arrangement. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
The authority to pre-approve services may be delegated to one or more designated members of the Audit Committee. If a designated member does pre-approve services, the pre-approval is reported to the full Audit Committee at its next regularly scheduled meeting. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountant's independence, including compliance with SEC rules and regulations. During 2025 and 2024, the Audit Committee pre-approved 100% of the services provided by Grant Thornton.

AUDIT COMMITTEE REPORT
The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.
As further described in its charter, the Audit Committee oversees the corporate accounting, financial reporting practices and financial statement audits of the Company. Management has responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for planning and conducting audits in accordance with U.S. generally accepted auditing standards and for issuing an opinion about whether the financial statements are presented fairly, in all material respects, in accordance with U.S. generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by management and the Company’s independent registered public accounting firm.
Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee members in business, financial, and accounting matters.
In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements and the Company’s internal control over financial reporting for the year ended December 31, 2025, with management and Grant Thornton (with and without management present), and management has represented to the Audit Committee that Pixelworks’ audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee’s review included a discussion with management of the quality of Pixelworks’ accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Pixelworks’ financial statements, including the disclosures related to critical accounting estimates.
The Audit Committee discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the Audit Committee has received from Grant Thornton the written disclosures and letter required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed Grant Thornton’s independence with Grant Thornton.
The Audit Committee has also evaluated the performance of Grant Thornton, including, among other things, the amount of fees paid to Grant Thornton for audit services related to the year ended December 31, 2025.
Based on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to in the Audit Committee Charter, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully submitted,

Dean W. Butler, Chairman
C. Scott Gibson
Daniel J. Heneghan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership as of March 16, 2026 of our common stock by:
(i)Each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock;
(ii)Each Director and each Director nominee of the Company;
(iii)Each Named Executive Officer of the Company; and
(iv)All current executive officers and Directors as a group.
Applicable percentage ownership is based on 6,361,258 shares of common stock outstanding at March 16, 2026. Based on our review of statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, as of March 16, 2026, we had no beneficial owners of more than five percent of our common stock, except as noted below. For purposes of computing the amounts reported under "Number of Shares Beneficially Owned" and "Percentage Beneficially Owned" for each person or group of persons named below, the number of shares subject to stock options and RSUs that become exercisable or vest within 60 days of March 16, 2026 (which are shown in the columns to the right) are deemed to be outstanding, but are not deemed to be outstanding for purposes of computing the beneficial ownership of any other person or group of persons.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Number of Shares Subject to Options Exercisable Within 60 Days of March 16, 2026	Number of RSUs That Vest Within 60 Days of March 16, 2026
Greater than 5% Shareholders:
None
Directors, Nominees and Named Executive Officers:
Dean W. Butler	15,790	*	4,582	—
Douglas J. Darrow	2,000	*	—	2,000
C. Scott Gibson	30,476	*	—	—
Daniel J. Heneghan	36,217	*	—	—
Todd A. DeBonis	170,541	2.7%	—	14,791
Haley F. Aman	43,992	*	—	9,999
All current directors and executive officers as a group (6 persons)	299,016	4.7%	4,582	26,790

 *    Less than 1%.
(1)Unless otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole investment and voting power with respect to the indicated shares of common stock, subject to community property laws, where applicable. Unless otherwise indicated, the address for each individual listed above is c/o Pixelworks, Inc., 16760 SW Upper Boones Ferry Rd. Ste. 101, Portland, OR 97224.
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Based on our review of SEC filings and written representations from reporting persons that all reportable transactions were reported, the Company believes that during our fiscal year ended December 31, 2025, all Section 16(a) filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Historically, we have not entered into transactions with related persons. Other than the compensation arrangements with Directors and executive officers described elsewhere in this Proxy Statement, during the year ended December 31, 2025, there were no relationships or transactions, nor are there any currently proposed transactions in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed the lesser of $120,000 and 1% of the average of the Company’s total assets at the year-end for the last two completed fiscal years; and
•any of our Directors, nominees for Director, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees);
had or will have a direct or indirect material interest.
Indemnification Agreements
    We have entered into indemnification agreements with each of our current Directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Oregon law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future Directors and executive officers.
Procedures for Approval of Related Party Transactions
In accordance with its written charter, the Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest. The Company will not enter into any related party transactions without prior Audit Committee approval or ratification. Related party transactions are those that are required to be disclosed under applicable SEC rules. Currently, this review and approval requirement applies to any transaction in which the amount involved exceeds the lesser of $120,000 and 1% of the average of the Company’s total assets at the year-end for the last two completed fiscal years, and in which any of the following persons will have a direct or indirect material interest: (a) any of our Directors or executive officers, (b) any nominee for election as a Director, (c) any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).
In the event that management becomes aware of any related person transaction, management will present information regarding the proposed transaction to the Audit Committee for review. In its review, the Audit Committee will take into account any information regarding the transaction or related person that would be material to investors in light of the particular circumstances, which information may include the following:
•The related person’s interest in the transaction;
•The impact on a Director’s independence;
•The approximate dollar value of the amount involved in the transaction;
•The approximate dollar value of the amount of the related person’s interest in the transaction;
•Whether the transaction was undertaken in the ordinary course of business;
•Whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party;
•The availability of other sources for comparable products or services; and
•The purpose, and potential benefits to the Company, of the transaction.

OTHER BUSINESS
As of the date of this Proxy Statement, the Board does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, proxies held by the Board will be voted on such other matters as determined by a majority of the Board.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
If a shareholder wishes to present a proposal to be included in the Company’s 2027 proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. Pursuant to Rule 14a-8 under the Exchange Act, any such proposal must be received by the Company no later than December 18, 2026. If the Company changes the date of its 2027 annual meeting by more than 30 days from the date of the Annual Meeting, under our Restated Articles and our Bylaws, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Under our Bylaws, a proposal or nomination of a Director that a shareholder submits must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company not less than 90 days nor more than 120 days in advance of the anniversary of the date of the Company’s proxy statement provided in connection with the previous year’s annual meeting of shareholders. A shareholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, in accordance with our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.
In addition to satisfying the applicable advance notice procedures in our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees for the 2027 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Notice must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company no later than March 21, 2027. If the Company changes the date of its 2027 annual meeting by more than 30 days from the date of the Annual Meeting, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (a) 60 calendar days prior to the date of the 2027 annual meeting or (b) the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

ADDITIONAL INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference into this Proxy Statement. We make these filings available on our Internet website at www.pixelworks.com, free of charge, as soon as practicable after we electronically file such reports with the SEC. Additionally, the Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s common stock entitled to vote at the Annual Meeting, a copy of the Company’s Annual Report as filed with the SEC on Form 10-K for the year ended December 31, 2025. Written requests should be mailed to Pixelworks, Inc., Attn: Secretary, 16760 SW Upper Boones Ferry Rd. Ste. 101 Portland, OR 97224.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)
Portland, Oregon
April 17, 2026

APPENDIX A
PIXELWORKS, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
(As Adopted by the Board on April 14, 2026)
(Effective on Shareholder Approval at the Annual Meeting in 2026)
1. Establishment and Purposes of the Plan. This Amended and Restated 2006 Stock Incentive Plan was adopted by the Board of Directors on April 14, 2026 and shall be effective on the date approved by the shareholders of the Company at the annual shareholders meeting in 2026 (the “Effective Date”). The purposes of this Stock Incentive Plan are to attract, retain and reward individuals who can and do contribute to the Company's success by providing Employees and Consultants an opportunity to share in the equity of the Company and to more closely align their interests with the Company and its shareholders.
2. Definitions. As used herein, the following definitions shall apply:
2.1. "Administrator” shall mean the Board or any of its Committees appointed to administer the Plan, in accordance with Section 4.1.
2.2. “Award” shall mean an award of an Option, SAR or Sale of Shares under the Plan.
2.3. “Award Agreement” shall mean a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. The Award Agreement is subject to the terms and conditions of the Plan.
2.4. “Board” shall mean the Board of Directors of the Company.
2.5. “Change of Control” means the occurrence of any of the following events:
2.5.1. the consummation of a merger or consolidation of the Company with any other corporation, or of a subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in effective voting control over the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
2.5.2. the consummation of the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets
2.5.3. any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or
2.5.4. a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors who are either identified in (A) or identified as their successors elected under this clause.
2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.7. “Committee” shall mean a committee appointed by the Board in accordance with Section 4.1 of the Plan.
2.8. “Common Stock” shall mean the common stock of the Company.

2.9. “Company” shall mean Pixelworks, Inc., an Oregon corporation.
2.10. “Consultant” shall mean any non-Employee who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether compensated for such services or not.
2.11. “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Company; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, provided, further, that on the ninety-first day of such leave (where re-employment is not guaranteed by contract or statute) the Grantee's Incentive Stock Option shall automatically convert to a Nonqualified Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.
2.12. “Director” shall mean a member of the Board.

2.13. “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.
2.14. “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither the payment of a director's fee by the Company nor service as a Director or Consultant shall be sufficient to constitute “employment” by the Company.
2.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.16. “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:
2.16.1. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion;
2.16.2. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has been so quoted, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so quoted prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion;
2.16.3. In the absence of an established market for the Common Stock, the Fair Market Value of a Share shall be determined in good faith by the Administrator.
2.17. “Grantee” shall mean an Employee or Consultant who has been granted an Award hereunder, or the permitted successor or legal representative of such Employee or Consultant.
2.18. “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.19. “Nonqualified Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.20. “Notice of Grant” shall mean a written notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
2.21. “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.22. “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.
2.23. “Optioned Stock” shall mean the Shares subject to an Option or Stock Appreciation Right.
2.24. “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.25. “Performance Criteria” shall mean a formula or standard determined at the discretion of the Administrator with respect to a Performance Period utilizing one or more of the following factors, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index: (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) total shareholder return; and/or (xxxii) any other performance factor selected by the Administrator. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units, divisions, or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.
2.26. “Performance Period” shall mean the period selected by the Administrator during which performance is measured for the purpose of determining the extent to which an Award subject to Performance Criteria has been earned.
2.27. “Plan” shall mean this Amended and Restated 2006 Stock Incentive Plan.
2.28. “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
2.29. “Sale” or “Sold” shall include, with respect to the sale of Shares under the Plan, the sale of Shares for any form of consideration specified in Section 8.2, as well as a grant of Shares for consideration in the form of past or future services. For purposes of clarity, a “Sale” of Shares or Shares “Sold” shall include, without limitation, awards of stock bonuses, restricted stock, stock units, performance stock, performance units or similar rights to acquire Shares, whether upon the passage of time, the occurrence of one or more events, the satisfaction of Performance Criteria or other conditions, or any combination thereof.
2.30. “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.
2.31. “Stock Appreciation Right” or “SAR” shall mean a right to receive from the Company, with respect to each Share as to which the SAR is exercised, payment in an amount equal to the excess of the Share's Fair Market Value on the exercise date over its Fair Market Value on the date the SAR was granted. Such payment will be made solely in Shares valued at Fair Market Value on the exercise date.

2.32. “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
3.1. Subject to the provisions of Section 3.2 below and the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 2,940,278 shares. (All share limits in the Plan are presented after giving effect to the Company’s 1-for-3 stock split in June 2008 and the 1-for-12 stock split in June 2025.) The Shares may be authorized, but unissued, or reacquired Common Stock.
3.2. If an Option or SAR should expire, or become unexercisable for any reason, or is otherwise terminated or forfeited, without having been exercised in full, the Optioned Stock which was subject thereto shall, unless the Plan shall have been terminated, become available for future Option or SAR grants and/or Sales under the Plan. If any Shares issued pursuant to a Sale or exercise of an Option or SAR shall be reacquired, canceled or forfeited for any reason, such Shares shall become available for future Option or SAR grants and/or Sales under the Plan, unless the Plan shall have been terminated. If any reacquired, canceled or forfeited Shares were originally issued upon exercise of an Incentive Stock Option, then once so reacquired, canceled or forfeited, such Shares shall not be considered to have been issued for purposes of applying the limitation set forth in Section 3.3 below. Notwithstanding the foregoing, the following shares of Stock may not again be made available for issuance as awards under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of Stock repurchased on the open market with the proceeds of the exercise price of an Option.
3.3. Notwithstanding any other provision of this Section 3, but subject to the adjustment provisions of Section 11.1 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 2,940,278 shares.
4. Administration of the Plan.
4.1. Procedure.
4.1.1. Multiple Administrative Committees. If permitted by Rule 16b-3, the Plan may be administered by different Committees with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.
4.1.2. Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Award grants to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.
4.1.3. Administration With Respect to Other Persons. With respect to Award grants to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Board or a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under applicable corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause)

and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

4.2. Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
4.2.1. to grant Awards or SARs;
4.2.2. to authorize Sales of Shares hereunder;
4.2.3. to determine, upon review of relevant information, the Fair Market Value of a Share;
4.2.4. to determine the exercise/purchase price per Share of Options or SARs to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.1 of the Plan;
4.2.5. to determine the Employees or Consultants to whom, and the time or times at which, Options or SARs shall be granted and the number of Shares to be represented by each Option or SAR;
4.2.6. to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;
4.2.7. to administer and interpret the Plan;
4.2.8. to prescribe, amend and rescind rules and regulations relating to the Plan;
4.2.9. to determine the terms and provisions of each Option or SAR granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or SAR;
4.2.10. to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;
4.2.11. to accelerate (with the consent of the Grantee) the exercise date of any Option;
4.2.12. to accelerate (with the consent of the Grantee or purchaser of Shares) the vesting restrictions applicable to Shares Sold or Options or SARs granted under the Plan;
4.2.13. to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, SAR or Sale of Shares previously granted or authorized by the Administrator;
4.2.14. to determine the transfer or vesting restrictions, repurchase rights or other restrictions applicable to Shares issued under the Plan;
4.2.15. to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, but only at the time of an Option or SAR grant or Sale of Shares;
4.2.16. to approve forms for use under the Plan; and

4.2.17. to make all other determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding any other provision herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

4.3. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Grantees and any other holders of any Shares Sold under the Plan.
5. Eligibility.
5.1. Persons Eligible. Awards may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.
5.2. ISO Limitation. To the extent that the aggregate Fair Market Value of Shares subject to a Grantee's Incentive Stock Options granted by the Company, any Parent or Subsidiary which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
5.3. Section 5.2 Limitations. Section 5.2 of the Plan shall apply only to an Option evidenced by an Award Agreement which sets forth the intention of the Company and the Grantee that such Option shall qualify as an Incentive Stock Option. Section 5.2 of the Plan shall not apply to any Option evidenced by an Award Agreement which sets forth the intention of the Company and the Grantee that such Option shall be a Nonqualified Stock Option.
5.4. No Right to Continued Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate their employment or consulting relationship at any time, with or without cause.
5.5. Other Limitations. The following limitations shall apply to grants of Options or SARs to Employees:
5.5.1. No Employee shall be granted, in any fiscal year of the Company, Options or SARs to acquire more than 250,000 Shares.
5.5.2. In connection with his or her initial employment, an Employee may be granted Options or SARs for up to an additional 250,000 Shares which shall not count against the limit set forth in subsection 5.5.1 above.

5.5.3. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.
6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan. However, if the Company's shareholders approve an increase in the number of Shares available for issuance under section 3.1, such increase shall be deemed the adoption of a new plan with respect to the increased number of Shares, which may be issued for a term of ten (10) years following the date of such increase.
7. Term of Options and SARs. The term of each Option and SAR shall be stated in the Notice of Grant; provided, however, that in no event shall the term of any Option or SAR exceed six (6) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Grantee who, on the date the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.
8. Exercise/Purchase Price and Consideration.
8.1. Exercise/Purchase Price. The per Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or SAR or a Sale of Shares shall be such price as is determined by the Administrator, but shall be subject to the following:

8.1.1. In the case of an Incentive Stock Option
(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant.
(2) granted to any other Employee, the per Share exercise price shall be at least one hundred percent (100%) of the Fair Market Value on the date of grant.
8.1.2. In the case of a Nonqualified Stock Option, SAR or Sale, the per Share exercise/purchase price shall be at least one hundred percent (100%) of the Fair Market Value on the date of grant or Sale, as the case may be.
8.2. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:
8.2.1. cash;
8.2.2. check;
8.2.3. promissory note;
8.2.4. transfer to the Company of Shares which
(1) in the case of Shares acquired upon exercise of an Option, have been owned by the Grantee for more than six months on the date of transfer, and
(2) have a Fair Market Value on the date of transfer equal to the aggregate exercise price of the Shares to be acquired;
8.2.5. if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;
8.2.6. such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans and issuances of capital stock under applicable corporate and securities laws and the Code; or
8.2.7. any combination of the foregoing methods of payment.
If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.2, the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsection 8.2.5 above.
9. Exercise of Option or SAR.
9.1. Procedure for Exercise; Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including Performance Criteria with respect to the Company and/or the Grantee, and as shall be permissible under the terms of the Plan.
An Option or SAR may not be exercised for a fraction of a Share. If the exercise of a SAR would result in the issuance of a fractional Share, the Shares to be issued shall be rounded to the nearest whole Share.
An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the Grantee and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the

Administrator, consist of any consideration and method of payment allowable under the Award Agreement and Section 8.2 of the Plan. Each Grantee who exercises an Option or SAR shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. A Grantee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock represented by such stock certificate, notwithstanding the exercise of the Option or SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan. Subject to section 3, exercise of an Option or settlement of a SAR shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Option or SAR by the number of Shares issued upon such exercise.

9.2. Termination of Employment or Consulting Relationship. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates (other than upon the Grantee's death or Disability), the Grantee may exercise his or her Option or SAR, but only within such period of time as is determined by the Administrator, and only to the extent that the Grantee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after termination, the Grantee does not exercise the remaining portion of his or her Option or SAR within the time specified by the Administrator, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.3. Disability of Grantee. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates as a result of the Grantee's Disability, the Grantee may exercise his or her Option or SAR at any time within twelve (12) months from the date of such termination, but only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant). If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after termination, the Grantee does not exercise the remaining portion of his or her Option or SAR within the time specified herein, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.4. Death of Grantee. In the event of the death of a Grantee, the Option or SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant), by the Grantee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after death, the Grantee's estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the remaining portion of the Option or SAR within the time specified herein, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.5. Rule 16b-3. Options or SARs, as well as Sales of Shares, granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. Nontransferability of Awards. Except as otherwise specifically provided in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Grantee only by the Grantee or, if incapacitated, by his or her legal guardian or legal representative.
11. Adjustments Upon Changes in Capitalization or Merger.
11.1. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
11.2. Change of Control. Except as otherwise provided in an Award Agreement or a change of control and severance agreement, in the event of a Change of Control of the Company, each outstanding Award shall be subject to the agreement documenting the Change of Control. If the Company is not the surviving corporation following a Change of Control, and the surviving corporation following such Change of Control or the acquiring corporation (such acquiring corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume or does not substitute an equivalent award relating to the securities of such Acquiror or its Parent or Subsidiary, then (A) all outstanding Options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Grantee to whom such Options or SARs have been granted remains in employment or service with the Company or any Subsidiary; (B) all restrictions and vesting requirements applicable to any Awards based solely on the continued service of the Grantee will terminate; and (C) all Awards the vesting or payment of which are based on Performance Criteria will vest as though such Performance Criteria for the relevant performance period(s) were achieved at target. If an Option or SAR shall become immediately exercisable pursuant to this paragraph in the event of a Change of Control, the Administrator shall notify the Grantee that the Option or SAR shall be so exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option or SAR will terminate upon the expiration of such period.
12. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award (or such later date as the Administrator may establish at the time of granting the Award). Notice of the determination shall be given to each Grantee within a reasonable time after the date of such grant.
13. Amendment and Termination of the Plan.
13.1. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.
13.2. Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
13.3. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Administrator.
14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option, SAR or a Sale unless the exercise of such Option, SAR or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including Nasdaq) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Liability of Company.
16.1. Inability to Obtain Authority. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
As a condition to the exercise of an Option or SAR or a Sale, the Company may require the person exercising such Option or SAR or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
16.2. Grants Exceeding Allotted Shares. If the grant of an Award causes the aggregate number of Shares previously issued under the Plan and subject to then-outstanding Awards under the Plan to exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.
17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.
18. Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Company or one of its Subsidiaries shall have the right at its option to:
(a) require the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or
(b) deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment, except to the extent additional withholding does not result in adverse accounting treatment to the Company.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Plan, the Administrator may in its sole discretion (subject to Section 14) require or grant (either at the time of the Award or thereafter) to the Grantee the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

19. Plan Not Funded. Awards payable under the Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Grantee, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any Grantee, beneficiary or other person. To the extent that a Grantee, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
20. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a Grantee shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 11.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.
21. Governing Law; Severability; Headings. The Plan, the Awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Oregon. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
22. No Corporate Action Restriction. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

23. Stock Retention Requirement for Executive Officers. The Award Agreement providing for an Award under the Plan to a participant who is the principal executive officer, principal financial officer or chief operating officer, if any, of the Company shall provide that the participant shall continue to hold the Shares issued in connection with the Award (net of Shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for a period of twelve (12) months following the later of the date of issuance of the Shares to the participant or, in the case of Shares issued as restricted stock, the date of vesting of such Shares. This holding period requirement shall cease to apply (i) following the participant’s termination of employment with the Company, (ii) at such time as the participant has met such share ownership guidelines as may be adopted by the Board and as are applicable to the participant, or (iii) the occurrence of an event described in Section 11.3 (relating to a Merger or Asset Sale) or similar event involving the sale of the Company.

A-11

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Pixelworks, Inc. c/o Broadridge PO Box 1342 Brentwood, NY 11717
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PIXELWORKS, INC.				For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the following nominees in Proposal 1:				o	o	o
1	Election of Directors

Nominees:

01)	Todd A. DeBonis	04)	C. Scott Gibson
02)	Dean W. Butler	05)	Daniel J. Heneghan
03)	Douglas J. Darrow

The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4.				For	Against	Abstain
2.	Approval of an amendment and restatement of the Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance by 300,000 shares.			o	o	o
3.	Approval of, on an advisory basis, the executive compensation of Pixelworks' named executive officers.			o	o	o
4.	Ratification of the appointment of Grant Thornton LLP as Pixelworks' independent registered public accounting firm for the year ending December 31, 2026.			o	o	o
Note: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.
This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees in Proposal 1, and FOR Proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]					Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, and Notice and Proxy Statement are available at www.proxyvote.com

PIXELWORKS, INC. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 20, 2026 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd A. DeBonis and Haley F. Aman, and each of them, as proxies, each with power of substitution to represent and to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pixelworks, Inc. on May 20, 2026 and any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present. Whether or not you expect to attend the annual meeting, please vote these shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4. WHETHER OR NOT VOTING DIRECTIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed on reverse side)